UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐
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☐  Preliminary Proxy Statement
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☒  Definitive Proxy Statement
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☐  Soliciting Material Pursuant to §240.14a-12
DYNATRACE, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

July 8, 2025
Dear Dynatrace Stockholder:
I am pleased to invite you to attend the 2025 Annual Meeting of Stockholders of Dynatrace, Inc. to be held online on Wednesday, August 20, 2025 at 1:00 p.m. Eastern Time. The meeting will be conducted virtually through a live webcast. You may attend the meeting at www.virtualshareholdermeeting.com/DT2025, where you will be able to vote electronically and submit questions.
Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2025 Annual Meeting of Stockholders and Proxy Statement.
Pursuant to the Securities and Exchange Commission ("SEC") rules that allow issuers to furnish proxy materials to stockholders over the Internet, we are posting the proxy materials on the Internet and delivering a Notice of Internet Availability of Proxy Materials (the "Notice"). On or about July 8, 2025, we will begin mailing the Notice to our stockholders containing instructions on how to access online or request a printed copy of our Proxy Statement for the 2025 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the year ended March 31, 2025.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet, by telephone, or virtually at the Annual Meeting or, if you requested printed copies of proxy materials, you also may vote by mailing a proxy card. Please review the instructions on the Notice or on the proxy card regarding your voting options.
Thank you for being a Dynatrace stockholder. We look forward to seeing you at our Annual Meeting.
Sincerely,
Rick McConnell
Chief Executive Officer

YOUR VOTE IS IMPORTANT
In order to ensure your representation at the Annual Meeting, whether or not you plan to attend the Annual Meeting, please vote your shares as promptly as possible by following the instructions on your Notice or, if you requested printed copies of your proxy materials, by following the instructions on your proxy card. Your vote will help to ensure the presence of a quorum at the meeting and that your shares are represented at the Annual Meeting. If you hold your shares through a broker, your broker is not permitted to vote on your behalf for Proposal No. 1 (the election of directors), or Proposal No. 3 (the advisory vote on the compensation of our named executive officers), unless you provide specific instructions to the broker by completing and returning any voting instruction form that the broker provides (or following any instructions that allow you to vote your broker-held shares via telephone or the Internet). For your vote to be counted, you will need to communicate your vote before the date of the Annual Meeting. Voting your shares in advance will not prevent you from attending the Annual Meeting, revoking your earlier submitted proxy, or voting your stock virtually at the Annual Meeting.

Dynatrace, Inc.
280 Congress Street, 11th Floor
Boston, Massachusetts 02210

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that Dynatrace, Inc. will hold its 2025 Annual Meeting of Stockholders online on Wednesday, August 20, 2025 at 1:00 p.m. Eastern Time, for the following purposes:

•To elect three Class III directors: Lisa Campbell, Amol Kulkarni, and Steve Rowland, to hold office until the 2028 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;
•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026;
•To conduct a non-binding, advisory vote to approve the compensation of our named executive officers; and
•To transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).
Our Board of Directors recommends that you vote “FOR” the director nominees named in Proposal No. 1, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm as described in Proposal No. 2, and “FOR” the approval of, on a non-binding advisory basis, the compensation of our named executive officers as described in Proposal No. 3.

Stockholders of record at the close of business on June 27, 2025 (the "Record Date") or who hold a valid proxy for the Annual Meeting are entitled to notice of, and to attend, vote, and participate at the Annual Meeting, as set forth in this Proxy Statement. You may attend, vote, and participate at the Annual Meeting by visiting www.virtualshareholdermeeting.com/DT2025 and entering the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on the proxy card, or in the instructions included with the proxy materials dated on or about July 8, 2025. Access to the webcast will begin at 12:45 p.m. Eastern Time on August 20, 2025. For instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the “About the Annual Meeting” section of this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card. If you are a street name stockholder or beneficial owner of our common stock, please refer to the voting instructions or other materials received from your broker, bank, or other nominee to vote your shares.

By Order of the Board of Directors,
Nicole Fitzpatrick
Executive Vice President, Chief Legal Officer and Secretary
Boston, Massachusetts
July 8, 2025

Important notice about the availability of proxy materials for the Annual Meeting. We encourage you to access and review all of the information contained in the proxy materials before voting. Our Proxy Statement, 2025 Annual Report to Stockholders, and other materials are available at https://ir.dynatrace.com/.

PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
Table of Contents

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations related to industry trends and future financial and operational performance, and statements describing our strategy, outlook, plans, intentions, expectations, or goals, including corporate governance, sustainability, and compensation strategies. These forward-looking statements include, but are not limited to, plans, objectives, expectations, and intentions and other statements contained in this Proxy Statement that are not historical facts and statements identified by words such as "will," “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies, and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies, and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations, or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to maintain our revenue growth rates in future periods; market adoption of our product offerings; continued demand for, and spending on, our solutions; our ability to innovate and develop solutions that meet customer needs, including through our AI engine, Davis; the ability of our platform and solutions to effectively interoperate with customers’ IT infrastructures; our ability to acquire new customers and retain and expand our relationships with existing customers; our ability to expand our sales and marketing capabilities; our ability to compete; our ability to maintain successful relationships with partners; security breaches, other security incidents and any real or perceived errors, failures, defects or vulnerabilities in our solutions; our ability to protect our intellectual property; our ability to hire and retain necessary qualified employees to grow our business and expand our operations; our ability to successfully complete acquisitions and to integrate newly acquired businesses and offerings; the effect on our business of the macroeconomic environment, associated global economic conditions and geopolitical disruption; and other risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, subsequent Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Measures and Key Metrics

Our executives are in certain ways measured and rewarded based on the company's or their personal achievement of certain non-GAAP financial measures, including non-GAAP operating income, and certain operational metrics, such as annual recurring revenue. For additional information and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, please see Appendix A of this Proxy Statement.

Annual recurring revenue ("ARR") is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of ARR any revenues derived from month-to-month agreements and/or product usage overage billings.

Constant currency amounts for ARR are presented to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign exchange rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year.

Free cash flow is defined as the net cash provided by or used in operating activities less capital expenditures, reflected as purchase of property and equipment and capitalized software additions in our financial statements.

Non-GAAP operating income ("NGOI") is defined as GAAP income from operations adjusted for the following items: share-based compensation; employer payroll taxes on employee stock transactions; amortization of intangibles; transaction, restructuring and other non-recurring or unusual items that may arise from time to time. We also refer to this measure as Non-GAAP Income from Operations in some of our press releases and SEC filings.

Availability of Certain Documents

This Proxy Statement and our 2025 Annual Report to Stockholders are available for viewing, printing, and downloading at www.proxyvote.com.

Unless specifically stated in this Proxy Statement, information (such as our Sustainability Report) contained on, or that can be accessed through, our websites and any other websites listed in this Proxy Statement are not incorporated by reference into this Proxy Statement and should not be considered to be part of this Proxy Statement, and inclusions of our website addresses and other website addresses in this Proxy Statement are inactive textual references only.

A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Dynatrace, Inc., 280 Congress Street, 11th Floor, Boston, Massachusetts 02210, Attention: Secretary or by e-mail to ir@dynatrace.com. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 are also available on the SEC’s website at www.sec.gov and on our website at https://ir.dynatrace.com/.
The Dynatrace logo and all Dynatrace product or service names and logos are trademarks or registered trademarks of Dynatrace LLC in the United States and other countries. The Dynatrace® platform is subject to patents owned by Dynatrace LLC issued and pending in the United States and other countries. Third party trademarks and trade names referenced in this Proxy Statement are the property of their respective owners.

ABOUT THE ANNUAL MEETING

General Information

This Proxy Statement contains information about the 2025 Annual Meeting of Stockholders of Dynatrace, Inc., which will be held online on August 20, 2025 at 1:00 p.m. Eastern Time.

If you are a stockholder of record as of the close of business on June 27, 2025, you may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/DT2025, where you will be able to vote electronically and submit questions. We encourage participants to access the meeting prior to the start time. Online check-in will begin 15 minutes prior to the start of the Annual Meeting, at 12:45 p.m. Eastern Time, and participants should allow ample time for check-in procedures.

The Board of Directors of Dynatrace, Inc. (the "Board") is using this Proxy Statement to solicit proxies for use at the Annual Meeting.

In this Proxy Statement, the terms “Dynatrace,” the “company," “we,” “us,” and “our” refer to Dynatrace, Inc. The mailing address of our principal executive offices is Dynatrace, Inc., 280 Congress Street, 11th Floor, Boston, Massachusetts 02210. Our fiscal year begins on April 1 and ends on March 31.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board with respect to each of the matters set forth in the accompanying Notice of 2025 Annual Meeting of Stockholders. You may revoke your proxy at any time before it is exercised at the meeting by giving our Secretary written notice to that effect.

When are this Proxy Statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about July 8, 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”). Our proxy materials, including the Notice of 2025 Annual Meeting of Stockholders, this Proxy Statement, and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker, bank, or other nominee), a voting instruction form, and the 2025 Annual Report for the year ended March 31, 2025 (the “2025 Annual Report”), will be mailed or made available to stockholders on the Internet on or about the same date.

Why did I receive the Notice instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice will be mailed to holders of record and beneficial owners of our common stock starting on or about July 8, 2025. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2025 Annual Meeting of Stockholders, this Proxy Statement, the proxy card, and our 2025 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that while our proxy materials are available at the website referenced in the Notice, and our Notice of 2025 Annual Meeting of Stockholders, this Proxy Statement, and our 2025 Annual Report are available on our website, www.dynatrace.com, no other information contained on either website is incorporated by reference in or considered to be a part of this Proxy Statement.

Who is soliciting my vote?

Our Board is soliciting your vote for the Annual Meeting.

When is the Record Date for the Annual Meeting?

The Record Date for determination of stockholders entitled to vote at the Annual Meeting was the close of business on June 27, 2025.

How many votes can be cast by all stockholders?

There were 301,756,527 shares of our common stock, par value $0.001 per share, outstanding on June 27, 2025, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. No shares of preferred stock were outstanding as of June 27, 2025.

How do I attend the Annual Meeting virtually?

This year’s Annual Meeting will be held virtually. To attend and participate in the Annual Meeting, stockholders will need to access the live webcast of the meeting. You are entitled to attend and participate if you were a stockholder as of the close of business on June 27, 2025 or hold a valid proxy for the meeting. Individuals who log in as a guest may attend the Annual Meeting, but are not entitled to vote or submit questions. Attendance at the Annual Meeting is subject to capacity limits set by the virtual meeting platform provider.

Stockholders of Record. Stockholders of record will need to visit www.virtualshareholdermeeting.com/DT2025 and enter the 16-digit control number provided in the Notice, on the proxy card, or in the instructions included with the printed proxy materials.

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name” (i.e., a “street name stockholder”) and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. If you are a street name stockholder and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, you may attend and participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/DT2025 and entering the 16-digit control number indicated on your voting instruction form or Notice. Otherwise, street name stockholders who hold their shares in street name should contact their broker, bank or other nominee (well in advance of the Annual Meeting) to obtain a legal proxy in order to be able to attend and participate in the Annual Meeting.

If you are a stockholder and wish to submit a question during the Annual Meeting, you may log into, and submit a question on, the virtual meeting platform by following the instructions included there. During the formal portion of the meeting, all questions presented should relate directly to the proposal under discussion. Questions from multiple stockholders on the same topic or that are otherwise related to a particular topic may be grouped, summarized, and answered together. If questions submitted are irrelevant to the business of the Annual Meeting or are out of order or not otherwise suitable for the conduct of the Annual Meeting, as determined by the Chair of the Board or Secretary in their reasonable judgment, we may choose to not address them. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, such matters may be raised separately after the Annual Meeting.

Our Annual Meeting will be governed by the Annual Meeting’s Rules of Conduct, which will address the ability of stockholders to ask questions during the meeting and rules for how questions will be recognized and addressed. The Annual Meeting’s Rules of Conduct will be available on www.virtualshareholdermeeting.com/DT2025 prior to the Annual Meeting. We do not have procedures in place for posting appropriate questions received during the meeting on our website.

What if I have technical issues during the Annual Meeting?

Participants should give themselves plenty of time to log in and ensure they have a strong Internet connection, and they can hear streaming audio prior to the start of the meeting.

Approximately 15 minutes prior to the start of and through the conclusion of the Annual Meeting, a support team will be ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website.

Additional information regarding matters addressing technical and logistical issues, including technical support during the Annual Meeting, will be available at www.virtualshareholdermeeting.com/DT2025.

How do I vote?

Stockholders of Record. If shares of our common stock are registered directly in your name with Computershare, our transfer agent, you are considered the “stockholder of record” with respect to those shares. As the stockholder of record, you may vote by any of the methods listed below:

Virtually In Person

You may attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/DT2025 and you may vote during the meeting. Access to the webcast will begin at 12:45 p.m. Eastern Time on August 20, 2025, and you should allow ample time for check-in procedures. In order to be able to attend the Annual Meeting, you will need the 16-digit control number provided in the Notice, on the proxy card, or in the instructions included with the proxy materials dated on or about July 8, 2025.

By Internet or by Phone Before the Annual Meeting

You may vote by proxy by completing an electronic proxy card over the Internet, or by telephone by following the instructions provided in the Notice or proxy card until 11:59 p.m. Eastern Time on August 19, 2025.

By Mail

If you requested printed copies of the proxy materials, you may vote by proxy by mailing your proxy card as described in the proxy materials. In order to be counted, proxies submitted by mail must be received before the start of the Annual Meeting.

Street Name Stockholders. As stated above, if shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name” (i.e., a “street name stockholder”) and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Please follow the instructions from your broker, bank, or other nominee to vote. Street name stockholders may not vote virtually in person at the Annual Meeting unless they receive a legal proxy from their respective brokers, banks, or other nominees giving them the right to vote virtually in person at the Annual Meeting. If you request a printed copy of our proxy materials by mail, your broker, bank, or other nominee will provide a voting instruction form for you to use.

What is the effect of giving a proxy?

If you are a stockholder of record and complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by our Board on all matters presented in this Proxy Statement. In the event we receive proxies for disqualified or withdrawn director nominees, such votes for disqualified or withdrawn nominees in the proxies will be treated as abstentions.

If any other matters are properly presented for consideration at the Annual Meeting or any postponements or adjournments thereof, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting. If the Annual Meeting is adjourned, continued, or postponed, the proxy holders can vote your shares on the new Annual Meeting date as well, unless you revoke your proxy instructions as described above.

You may also authorize another person or persons to act for you as a proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

How do I revoke my proxy?

If you are a stockholder of record, you may revoke your proxy by (1) following the instructions on the Notice and entering a new proxy vote by mail that we receive before the start of the Annual Meeting or over the Internet or by phone by the cutoff time of 11:59 p.m. Eastern Time on August 19, 2025; (2) attending and voting virtually at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy); or (3) filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Secretary. Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or sent to our principal executive offices at Dynatrace, Inc., 280 Congress Street, 11th Floor, Boston, Massachusetts 02210, Attention: Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

A majority of the shares entitled to vote, present in person or by remote communication, or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. As of the Record Date, there were 301,756,527 shares of our common stock outstanding. Therefore, a quorum will be present if 150,878,264 shares of our common stock are present, virtually in person or by proxy, representing a majority of all issued and outstanding shares of common stock entitled to vote as of the Record Date.

Shares that are voted “ABSTAIN” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

What vote is required to adopt the proposals?

Proposal	Vote Required	Impact of Abstentions	Impact of Broker Non-Votes	Unmarked Proxy Cards
1 - Election of Class III directors	Majority of the votes properly cast "FOR" and "AGAINST" each nominee (1)	No effect	No effect	Voted "FOR" each director nominee
2 - Ratification of the appointment of Ernst & Young LLP as the company's independent registered accounting firm for fiscal 2026	Majority of the votes properly cast "FOR" and "AGAINST"	No effect	No effect; not anticipated as brokers have discretionary voting authority for this proposal	Voted "FOR"
3 - Non-binding, advisory vote to approve the compensation of our named executive officers (2)	Majority of the votes properly cast "FOR" and "AGAINST"	No effect	No effect	Voted "FOR"
(1) This reflects our recent adoption of a new majority voting standard for uncontested director elections. Please see the "Proposal No. 1 - Election of Class III Directors" section of this Proxy Statement for additional information.

(2) As Proposal No. 3 is an advisory vote, the result will not be binding on us, our Board or our Compensation Committee of the Board (the "Compensation Committee"). However, the Board values input from stockholders, and the Compensation Committee will consider the outcome of the vote when making future decisions regarding the compensation of our named executive officers.

What are broker "non-votes"?

Your broker or nominee may have the discretion to vote those shares with respect to certain matters if they have not received instructions from you. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks, and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under NYSE rules but not with respect to “non-routine” matters. Proposal No. 2 is considered to be a “routine” matter under NYSE rules and thus if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal No. 2.

A broker non-vote occurs when a broker, bank, or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank, or other agent cannot vote the shares because the matter is considered “non-routine” under NYSE rules. Proposals No. 1 and 3 are considered to be “non-routine” under NYSE rules such that your broker, bank, or other agent may not vote your shares on those proposals in the absence of your voting instructions.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies. We have also retained Innisfree M&A Incorporated to provide consulting and analytic services in connection with the Annual Meeting for a fee of $20,000 plus reasonably incurred out of pocket fees and expenses.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF CLASS III DIRECTORS

Our Board currently consists of eight members, seven of whom are non-employee, independent directors. In accordance with the terms of our certificate of incorporation and bylaws, our Board is divided into three classes, Class I, Class II, and Class III, with members of each class serving staggered three-year terms. Directors are expected to be elected to hold office for such three-year term or until the election and qualification of their successors in office, subject to their earlier resignation or removal. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

The members of our Class I, Class II, and Class III directors are the following individuals:

Name	Class	Expiration of Term
Rick McConnell	I	2026
Michael Capone✓	I	2026
Stephen Lifshatz✓	I	2026
Jill Ward✓	II	2027
Kirsten Wolberg✓	II	2027
Lisa Campbell✓	III	2025
Amol Kulkarni✓	III	2025
Steve Rowland✓	III	2025
✓ = independent

What are you voting on?

At the Annual Meeting, you’re being asked to re-elect our three Class III directors - Lisa Campbell, Amol Kulkarni, and Steve Rowland - for a term to expire at the annual meeting of stockholders to be held in 2028.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH DIRECTOR NOMINEE

Lisa Campbell, Amol Kulkarni, and Steve Rowland have each indicated a willingness to continue to serve as directors, if elected. If any of the nominees become unable or unwilling to serve, however, your proxy may be voted for a substitute nominee selected by our Board.

Majority voting standard

Based on feedback from our stockholders and upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the "Nominating and Corporate Governance Committee"), the Board adopted an amended and restated version of our bylaws on July 5, 2025 to add a new majority voting standard for uncontested director elections. As the Annual Meeting will include an uncontested director election, the majority voting standard will apply and each director nominee must receive more "FOR" votes than "AGAINST" votes to be elected to the Board. Votes to "ABSTAIN" and broker "non-votes" will have no effect on the election of the director nominees. In previous annual meetings of stockholders with uncontested director elections, directors were elected through plurality voting, which meant that director nominees who received the most "FOR" votes would be elected.

In accordance with the provision of our bylaws, if an incumbent director nominee fails to receive a majority of the votes properly cast for such director’s election in an uncontested director election, the director nominee will, promptly following the certification of the stockholder vote, tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will then make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee's recommendation and our company will publicly disclose the Board's decision within 90 days from the date of the certification of the stockholder vote.

A plurality voting standard will continue to apply to contested director elections. An election will be considered contested if, as of the last date on which nominees may be submitted in accordance with our bylaws, the nominees for election to the Board exceeds the number of positions on the Board to be filled by election at that meeting.

Nominees for Election as Class III Directors

The following are our three directors who are nominated for election at the Annual Meeting and sets forth their principal occupation and business experience during the last five years and their ages as of June 27, 2025.

Lisa Campbell
Age: 62 Director Since: September 2024 Independent Committees: • Cybersecurity
Lisa Campbell served as the Chief Marketing Officer for OneTrust, a software company, from July 2021 to August 2024. Prior to that, Lisa held various executive leadership roles over 18 years at Autodesk, Inc. (NASDAQ: ADSK), a software company, including Chief Marketing Officer and Executive Vice President of Business Strategy and Marketing from August 2017 to July 2021. Prior to joining Autodesk in 2003, Lisa served in executive leadership roles at Evolve (now Oracle), Sterling Software Inc., and Digital Equipment Corporation. Lisa has served on the board of directors of Similarweb (NYSE: SMWB), a global software development and data aggregation company, since September 2024, and Dropbox (NASDAQ: DBX), a cloud storage company, since August 2019. Lisa is also a director of a private software company. She holds an M.B.A. from Babson College and a B.A. in Mathematics and Computer Science from Boston College. Our Board believes that Lisa’s marketing and business experience and her overall knowledge of the software-as-a-service ("SaaS") industry qualify her to serve on our Board.

Amol Kulkarni
Age: 55 Director Since: 2023 Independent Committees: • Compensation • Nominating and Corporate Governance
Amol Kulkarni served as Chief Product and Engineering Officer of CrowdStrike (NASDAQ: CRWD), a cybersecurity company, until August 2023, and prior to that as the company’s Senior Vice President of Engineering and Products. Before joining CrowdStrike in 2014, Amol held various product and software leadership roles for 14 years at Microsoft (NASDAQ: MSFT), a global technology company. He serves as a strategic advisor/advisory board member to privately held technology companies and has served as a Senior Advisor to Permira, a private equity firm, since September 2023. He received a Bachelor of Engineering degree from the University of Poona, a Master of Technology degree in Energy Systems Engineering from the Indian Institute of Technology, Bombay, and a Ph.D. in Electrical Engineering from the University of Washington. Our Board believes that Amol’s technology and business experience and his overall knowledge of our industry qualify him to serve on our Board.

Steve Rowland
Age: 57 Director Since: 2021 Independent Committees: •Audit
Steve Rowland has served as President of Klaviyo (NYSE: KVYO), a company that powers digital relationships, since July 2023. Steve served as Chief Revenue Officer of Okta, Inc. (NASDAQ: OKTA), an independent identity provider, from March 2021 to March 2023 and was a full time advisor to Okta from March 2023 to June 2023. Steve has also been Executive Advisor and Limited Partner at Forté Ventures LP, a venture capital firm, since May 2019. Prior to these roles, from August 2019 to March 2021, he served as Vice President, Americas at Splunk Inc. (formerly NASDAQ: SPLK), a provider of cybersecurity and observability services. From October 2015 to August 2019, he served as President at DataStax, Inc., a technology company. He has also held executive leadership roles at other technology companies including Apigee Corp., Blue Coat Systems LLC and BMC Software Inc. Steve holds a B.S. in Engineering from Texas A&M University. Our Board believes that Steve’s leadership and go-to-market experience and his overall knowledge of our industry qualify him to serve on our Board.

Directors Continuing in Office

The following are our five directors continuing in office and sets forth their principal occupation and business experience during the last five years and their ages as of June 27, 2025.

Class I Directors (Term Expires at the 2026 Annual Meeting)

Rick McConnell
Age: 59 Director Since: 2021 Not Independent Committees: None
Rick McConnell has served as our Chief Executive Officer and a director since December 2021. He has over 30 years of experience scaling multi-billion-dollar organizations, developing winning cultures, building broad-based product portfolios and establishing go-to-market strategies and execution plans to drive category leadership. Rick worked at Akamai Technologies (NASDAQ: AKAM), a cloud, security, and content delivery company, from November 2011 to December 2021, where he held multiple positions, including President and General Manager of the Security Technology Group, President and General Manager of Akamai’s Web Division, and President, Products and Development. From 2004 to 2011, he worked at Cisco Systems Inc. (NASDAQ: CSCO), a technology company, in various senior executive roles. He joined Cisco when the company acquired Latitude Communications, a provider of voice and Internet conferencing solutions, where he was President and Chief Executive Officer. Rick holds a B.A. in Quantitative Economics and an M.B.A., both from Stanford University. Our Board believes that based on Rick’s knowledge of our company and our business, and his service as our Chief Executive Officer, Rick is qualified to serve on our Board.

Michael Capone
Age: 58 Director Since: 2019 Independent Committees: •Compensation (Chair) •Cybersecurity
Michael Capone has served as the Chief Executive Officer of Qlik Technologies, Inc., a provider of data analytics and integration, since January 2018. Prior to that, Mike served as the Chief Operating Officer of Medidata Solutions, Inc. (formerly NASDAQ: MDSO), a provider of cloud-based solutions for clinical research in life sciences, from October 2014 to December 2017. Prior to joining Medidata, Mike worked in various executive positions at Automatic Data Processing, Inc., or ADP (NASDAQ: ADP), a global technology company providing human capital management solutions, serving as Corporate Vice President of Product Development and Chief Information Officer from July 2008 to September 2014, and Senior Vice President and General Manager of ADP’s Global HR/Payroll Outsourcing Business from July 2005 to June 2008. He also served on the board of directors of Ellie Mae, a provider of technology solutions for the mortgage industry, between May 2019 and September 2020. Mike holds a B.S. in Computer Science from Dickinson College and an M.B.A. in Finance from Pace University. Our Board believes that Mike’s board and business experience and his overall knowledge of our industry qualify him to serve on our Board.

Stephen Lifshatz
Age: 66 Director Since: 2019 Independent Committees: •Audit (Chair) •Compensation
Stephen Lifshatz has served as Executive Vice President and Chief Financial Officer of CDK Global, a software provider for the automotive industry, since February 2023. Steve served as the Chief Financial Officer for Lytx, a private video telematics company, from May 2018 through September 2021. Prior to joining Lytx, from January 2017 through May 2018, Steve was engaged as an independent consultant by several private equity firms to assist in the development and expansion of certain of their portfolio companies. Prior to that, Steve served as Chief Financial Officer of Fleetmatics Group PLC (formerly NYSE: FLTX), a SaaS provider for fleet management, from December 2010 to December 2016. Steve has also served as Chief Financial Officer of four additional private and public companies during his career. Steve served on the board of directors of Amicas, Inc. (formerly NASDAQ: AMCS), a provider of imaging IT solutions, from June 2007 until June 2010, as well as on the board or advisory board of several private companies. Steve holds a B.S. in Accounting and Marketing from Skidmore College. Our Board believes that Steve’s board and business experience and his overall knowledge of our industry qualify him to serve on our Board.

Class II Directors (Term Expires at the 2027 Annual Meeting)

Jill Ward
Age: 65 Director Since: 2019 Board Chair Since: 2021 Independent Committees: •Audit •Nominating and Corporate Governance (Chair)
Jill Ward has extensive experience as a board member and operating executive, and has served in senior leadership roles at technology, financial, and business services firms. Jill has served on the board of directors of HubSpot (NYSE: HUBS), a provider of a customer management platform for businesses, since October 2017 and on the board of directors of Informatica (NYSE: INFA), an enterprise cloud data management company, since June 2021. Jill served on the board of directors of Carbon Black, Inc. (formerly NASDAQ: CBLK), a cybersecurity company, from December 2018 until its acquisition by VMware, Inc. in October 2019. Jill served as an operating partner of Lead Edge Capital, a technology-focused growth equity investment firm, from October 2018 to February 2020. Previously, she served as President and Chief Operating Officer of Fleetmatics Group PLC (formerly NYSE: FLTX), a provider of software-as-a-service for fleet management, from April 2015 until its acquisition by Verizon Communications in November 2016. Prior to Fleetmatics, Jill held senior leadership roles at software company Intuit Inc. (NASDAQ: INTU) for more than a decade. Jill’s experience also includes leadership roles at Telespectrum, Fidelity Investments, and strategy firm Bain & Company. Jill holds an M.B.A. from the Tuck School of Business at Dartmouth College and a B.A. from Wellesley College. Our Board believes that Jill’s board and business experience and her overall knowledge of our industry qualify her to serve on our Board.

Kirsten O. Wolberg
Age: 57 Director Since: 2021 Independent Committees: •Cybersecurity (Chair) •Nominating and Corporate Governance
Kirsten O. Wolberg is an experienced board member and technology company executive. Kirsten has served on the board of directors of lender Sallie Mae, formally SLM Corporation (NASDAQ: SLM), since November 2016. Kirsten also serves on the board of directors of other private and non-profit organizations. Kirsten served as the Chief Technology and Operations Officer for DocuSign, Inc. (NASDAQ: DOCU), a provider of e-signature products and other technology, from November 2017 to February 2021. From January 2012 to October 2017, Kirsten was a Vice President at PayPal, Inc., a subsidiary of PayPal Holdings, Inc. (NASDAQ: PYPL), a technology platform, where she served in various executive roles including as Vice President, Technology from 2012 to 2015. Prior to that, Kirsten was Chief Information Officer for Salesforce (NYSE: CRM), a provider of customer relationship management software and solutions, from May 2008 to September 2011. Kirsten served on the board of directors of enterprise technology company CalAmp Corp. (formerly NASDAQ: CAMP) from August 2020 to July 2024. Kirsten holds an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University and a B.S. in Business Administration from the University of Southern California. Our Board believes that Kirsten’s board, cyber and enterprise technology experience and her overall knowledge of the SaaS software industry qualify her to serve on our Board.

Board Experience and Skills Matrix

The Board believes that having a mix of directors with complementary backgrounds is necessary to meet its oversight responsibilities. We believe the Board collectively possesses the experience and skills needed for Dynatrace’s business and strategy.

The matrix below summarizes some of the top areas of experience and skills indicated by our eight directors. This matrix is a summary and does not reflect every experience or skill that a director may possess.

Experience or Skill	Description	Number of Directors
Public Company Board	Experience as a director of another public company	4
CEO/Senior Executive	Experience as a CEO or senior executive at a public company or large organization	8
SaaS Scale	Experience building or growing successful SaaS companies, reaching scale and maturity	8
Software Product Management	Experience in software product strategy, design or development, multi-product management, and/or responsibility for software product roadmap	3
Technology	A significant background in leading technology businesses and/or experience leading software development, SaaS, cloud, platform, infrastructure, data, or AI	4
Cybersecurity, Information Security, or Privacy	Significant experience assessing, overseeing, or managing cybersecurity, information security, or privacy strategies, risks, or programs	5
Go-to-Market	Experience in sales, digital marketing, branding, channels, or partners	4
Global	Leadership of global operations or global expansion	7
Financial	Experience in financial strategy, accounting, reporting, financing, P&L ownership, or mergers and acquisitions	4

Board Highlights

The following highlights related to our Board are as of June 27, 2025:

7 of 8 directors (87.5%)
Independent

100%
Board committee independence

Independent
Board Chair

Separate
CEO and Board Chair

1 director identifies
as ethnically diverse

37.5%
Women

4.0 years
Average tenure

60.2
Average age

Other Relationships

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary, or other affiliate of Dynatrace.

There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

CORPORATE GOVERNANCE

Overview

Our company’s business and affairs are managed by or under the direction of the Board, acting on behalf of stockholders. The Board has delegated authority and responsibility to our company’s officers to manage the company’s day-to-day affairs. The Board has an oversight role and does not perform or duplicate the tasks of the CEO or senior management.

Our Board currently consists of eight members, seven of whom are non-employee, independent directors. In accordance with the terms of our certificate of incorporation and bylaws, our Board is divided into three classes, Class I, Class II, and Class III, with members of each class serving staggered three-year terms. Depending on the Board’s assessment of our company’s needs and other factors, the Board reserves the right at any time to increase or decrease its size, subject to any applicable provisions in our company’s Charter.

Board Structure

Our Board has four standing committees. The composition and responsibilities of each committee is discussed later in this “Corporate Governance” section. Each committee member is independent.

A copy of the charter for each committee is posted on the governance section of our website, https://ir.dynatrace.com/corporate-governance/governance-documents. In addition, we have adopted Corporate Governance Guidelines that formalize certain fundamental board policies and practices. Both of these documents are posted on the governance section of our website, https://ir.dynatrace.com/corporate-governance/governance-documents.

Independence

Seven of our eight directors are independent. Our Corporate Governance Guidelines provide that at least a majority of the Board shall be independent.

At least annually, the Board evaluates all relationships between our company and each director for the purposes of determining whether a material relationship exists that might represent a potential conflict of interest or otherwise interfere with the director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, the Board then makes an annual determination of whether each director is independent within the meaning of applicable independence standards of the NYSE, the SEC, and our applicable committees.

In July 2025, the Board conducted its annual review of the independence of each director. Based on information submitted by each director concerning his or her background, employment, and affiliations, and upon the recommendation of the Nominating and Corporate Governance Committee, the Board determined that each of our directors (other than our Chief Executive Officer, Rick McConnell) has no material relationship with our company that might represent a potential conflict of interest or otherwise interfere with the director’s ability to satisfy his or her responsibilities as an independent director and that each of these directors is “independent” as that term is defined under NYSE listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and other facts and circumstances that our Board deemed relevant in determining their independence and eligibility to serve on the committees of our Board, including, without limitation, the transactions involving them described in the section of this Proxy Statement entitled “Certain Relationships and Related Party Transactions.”

The Board also determined that each member of each of the committees of the Board is independent within the meaning of applicable independence standards of the NYSE, the SEC, and applicable committees' standards, including Rule 10a-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board Leadership Structure

Jill Ward has served as Chair of the Board since 2021. Jill is an independent, non-management director. The Chair is primarily responsible for overseeing the operations and affairs of the Board and acting as a liaison between management and the Board. Currently, the role of Chair is separated from the role of Chief Executive Officer. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chair to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. Our Board recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chair, particularly as the Board’s oversight responsibilities continue to grow. While our bylaws and our Corporate Governance Guidelines do not require that our Chair and Chief Executive Officer positions be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and reflects our commitment to strong corporate governance. If the Chair and Chief Executive Officer were to be the same person or the Chair was not otherwise independent, the Board may consider appointment of a Lead Independent Director.

Our non-employee, independent directors meet at regularly scheduled executive sessions without management participation. Jill Ward, as Chair of the Board, presides at those sessions.

Board’s Risk Oversight Role

Risk is inherent to every business. We face a number of risks, including risks relating to our financial condition, development, and commercialization activities, operations, strategic direction, and intellectual property. Dynatrace's management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of our Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The company has a comprehensive enterprise risk management (“ERM”) program to identify, prioritize as to likelihood and magnitude, and continuously monitor the various short-term and long-term risks that Dynatrace faces and how they are being addressed. The full Board (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management the company’s major risk exposures, their potential impact on Dynatrace, and the steps that the company is taking to manage them. When a committee of our Board is responsible for evaluating and overseeing the management of a particular risk or risks, the chair of the relevant committee reports on the committee meeting to the full Board. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

While the Board has ultimate risk oversight responsibility, the Board’s committees are primarily responsible for overseeing the following risk areas, among others:

Board of Directors
Audit	Compensation	Cybersecurity	Nominating and Corporate Governance
•ERM process •Financial, accounting and financial statement risk •Legal and regulatory compliance risks	•Compensation program and practices risks •Talent risks	•Cybersecurity risks •Privacy and data protection risks	•Governance risks •Sustainability risks

Artificial intelligence ("AI") is overseen at the Board level given its strategic importance to Dynatrace and the wide range of potential risks related to the use of AI. Our AI engine, Davis, has been trusted by Dynatrace customers for almost a decade. At Dynatrace, we are committed to using AI responsibly and we focus on practicing good governance that upholds ethical standards to help mitigate risks and foster trust. We have a responsible AI policy and responsible AI principles posted on our website which address customer focus areas and an AI Governance Council composed of a cross-functional team of Dynatrace leaders who assign and oversee organizational accountability, decision rights, risks, policies and investment decisions for applying AI internally. We also evaluate the use of AI by our suppliers in relation to services that they provide to our company. The Board receives periodic AI-related updates from Dynatrace management as part of our governance and oversight processes.

Sustainability and the Board’s Oversight Role

Dynatrace is proud to serve more than 4,100 customers, representing many of the world’s largest organizations in over 100 countries. As we continue to scale, we are committed to sustainable business practices – operating in an ethical, equitable, and environmentally responsible way. We remain focused on advancing and strengthening our sustainable business practices and believe they are paramount to our success and our responsibility as a global company. We believe our continued investment in these practices will create a lasting positive impact for our customers, stockholders, employees, and communities.

We group our material sustainability topics into three key pillars:

With these topics at the forefront, we have embedded our sustainability strategy into our business priorities, mission, purpose, vision, and values.

During our fiscal 2025, we continued to develop and implement programs that drive progress on our sustainability initiatives, which we shared in our annual Sustainability Report in December 2024. A copy of our most recent Sustainability Report is posted on our website at www.dynatrace.com/company/sustainability/. The contents of our Sustainability Reports are not incorporated into this Proxy Statement and inclusion of the website address above is an inactive textual reference only.

Sustainability at Dynatrace is overseen by management as well as by our Board. Day-to-day sustainability action items, including data collection, strategy, and goal-setting activities, are led by sustainability initiative business owners across the company. We have a cross functional Sustainability Steering Committee that guides our approach and drives our initiatives. The Sustainability Steering Committee comprises representatives from key business areas, including Legal, People and Culture, Investor Relations, Product, and Marketing. This committee reports on our progress to the Dynatrace Leadership Team (which is led by our CEO) to align our sustainability strategy with our core business goals.

The table below shows how our top tier sustainability topics are overseen by the Board and three of its committees. The Nominating and Corporate Governance Committee provides primary oversight for our sustainability strategy, policies, practices, and related disclosures.

Board Committees

The following table sets forth the current membership of the Board’s four committees as of June 27, 2025.

Name	Audit	Compensation	Cybersecurity	Nominating and Corporate Governance
Lisa Campbell			●
Michael Capone		µ	●
Amol Kulkarni		●		●
Stephen Lifshatz	µ	●
Steve Rowland	●
Jill Ward	●			µ
Kirsten Wolberg			µ	●

µ = Chair; ● = Member

Audit Committee

The responsibilities of the Audit Committee of the Board (the "Audit Committee") include:

•assisting the Board in its oversight of the integrity of our financial statements and our compliance with legal and regulatory requirements;
•assisting the Board in its oversight of the qualifications, independence, and performance of the company’s independent auditors, being directly responsible for the appointment, retention, and termination of the independent auditors, and overseeing the work of the independent auditors;
•approving or, as required, pre-approving audit and permissible non-audit services, other than de minimis non-audit services, and the terms of such services, to be performed by our independent auditors;
•reviewing and discussing the overall audit plan with the independent auditors and with members of management responsible for preparing the company’s financial statements;
•reviewing and discussing the company’s annual audited financial statements and unaudited quarterly financial statements with the independent auditors and with members of management responsible for preparing the company’s financial statements;
•discussing our earnings releases and financial information and guidance provided to analysts and rating agencies;
•evaluating the performance, responsibilities, budget, and staffing of our internal audit function;

•reviewing the company’s ERM framework and major risk exposures, including the company’s ERM processes;
•establishing procedures for employees to submit concerns anonymously about questionable accounting or audit matters; and
•reviewing and approving related party transactions.
Our Board has determined that each member of the Audit Committee is independent for Audit Committee purposes as that term is defined in applicable SEC and NYSE rules, and each is financially literate in accordance with NYSE rules.

Our Board has designated Steve Lifshatz as an “Audit Committee Financial Expert,” as defined under applicable SEC rules.

During the fiscal year ended March 31, 2025, the Audit Committee met eight times, made recommendations to the Board during Board meetings, and took other actions through written consent. The report of the Audit Committee is included in this Proxy Statement under “Report of the Audit Committee.” The members of the Audit Committee during our fiscal 2025 were Steve Lifshatz (Chair), Steve Rowland, and Jill Ward.

Compensation Committee

The responsibilities of the Compensation Committee include:

•overseeing the company’s overall compensation structure, policies and programs;
•reviewing and approving the terms and conditions of performance-based incentive plans and awards (subject, if applicable, to Board or stockholder approval);
•determining the measures on which performance-based incentive compensation and equity awards are based as well as reviewing and approving the achievement of those metrics and the resulting payouts;
•reviewing and establishing the objectives and performance criteria for the CEO;
•evaluating the performance of our CEO in light of the objectives and performance criteria that were set for the CEO, and determining the compensation of our CEO, in consultation with the Board;
•determining the compensation of other executive officers other than the CEO;
•reviewing and recommending to the Board the compensation of our directors; and
•reviewing and discussing with management, at least on an annual basis, management’s assessment of whether risks arising from the company’s compensation policies, practices and programs for all employees are reasonably likely to have a material adverse effect on the company.
Our Board has determined that each member of the Compensation Committee meets the requirements of a “non-employee director” pursuant to Rule 16b-3 under the Exchange Act and is “independent” for Compensation Committee purposes as that term is defined in the applicable SEC and NYSE rules.

During the fiscal year ended March 31, 2025, the Compensation Committee met four times, made recommendations to the Board during Board meetings, and took other actions through written consent. The members of the Compensation Committee during our fiscal 2025 were Mike Capone (Chair), Amol Kulkarni, and Steve Lifshatz.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee (Mike Capone, Amol Kulkarni, and Steve Lifshatz) is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board or Compensation Committee.

Cybersecurity Committee

The responsibilities of the Cybersecurity Committee include:

•managing oversight of our investments, programs, plans, controls, and policies related to cybersecurity, data privacy, and data protection risks associated with our products, services, and business operations;
•providing feedback on cybersecurity related matters, including, but not limited to, strategies, objectives, capabilities, initiatives, and policies; and
•overseeing other tasks related to our cybersecurity and data privacy functions.

During the fiscal year ended March 31, 2025, the Cybersecurity Committee met four times and made recommendations to the Board during board meetings. The members of the Cybersecurity Committee during our fiscal 2025 were Kirsten Wolberg (Chair), Mike Capone, Kenneth “Chip” Virnig (from the start of fiscal 2025 through his resignation from the Board effective July 31, 2024), and Lisa Campbell (from the date of her appointment to the Board on September 4, 2024 through the end of fiscal 2025).

Nominating and Corporate Governance Committee

The responsibilities of the Nominating and Corporate Governance Committee include:

•identifying, evaluating, and recommending qualified persons to serve on our Board;
•considering and making recommendations to our Board regarding the composition and chairs of the committees of our Board;
•developing and making recommendations to our Board regarding corporate governance guidelines and matters and periodically reviewing such guidelines and recommending any changes;
•overseeing annual evaluations of the Board and its committees; and
•providing oversight of the company’s sustainability strategy and reporting; reviewing and assessing the company’s policies and practices regarding sustainability matters.
Our Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” for Nominating and Corporate Governance Committee purposes as that term is defined in the rules of the SEC and the applicable NYSE rules.

During the fiscal year ended March 31, 2025, the Nominating and Corporate Governance Committee met four times, made recommendations to the Board during Board meetings, and took other actions through written consent. The members of the Nominating and Corporate Governance Committee during our fiscal 2025 were Jill Ward (Chair), Amol Kulkarni, Kenneth “Chip” Virnig (from the start of fiscal 2025 through April 19, 2024), and Kirsten Wolberg.

Board Refreshment

The Board has been refreshed over the last several years, as six of our eight directors joined the Board in 2021 or later. Our directors have an average tenure of approximately 4.0 years, which we believe shows a balance between institutional knowledge of longer-tenured directors and new perspectives and approaches brought by directors who joined the Board in recent years.

At the time of Dynatrace's initial public offering ("IPO") in 2019, four of our directors were affiliated with the Thoma Bravo Funds, our majority stockholder at the time and they possessed certain director nomination rights based on their beneficial ownership of our company's common stock (the "TB Nomination Rights"). As the Thoma Bravo Funds sold down their position in our company in the years following the IPO, their affiliated directors progressively stepped down from the Board. Our current Board does not include a director nominated by the Thoma Bravo Funds following Kenneth "Chip" Virnig's resignation during our fiscal 2025. On November 4, 2024, the Thoma Bravo Funds filed a Schedule 13G amendment with the SEC indicating that they no longer beneficially owned any of our common stock. As a result, the TB Nomination Rights have lapsed.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for recommending to the Board the criteria for Board and committee membership and for identifying, evaluating, and recommending director candidates. As part of this process, the Nominating and Corporate Governance Committee regularly assesses the qualifications, experience, and skills of our current directors and the need for new directors. The Nominating and Corporate Governance Committee considers the current size and composition of the Board and the needs of the Board and its respective committees, together with any other factors that the Nominating and Corporate Governance Committee considers appropriate. The Nominating and Corporate Governance Committee and the Board have adopted a policy and guidelines on considering director candidates, which are appended to the charter of the Nominating and Corporate Governance Committee.

Director candidates are often suggested by an outside search firm that has experience in identifying public company director candidates as well as by current Board members, management, and others. When an outside search firm is engaged, the Nominating and Corporate Governance Committee requests that the firm include qualified candidates from various backgrounds and experiences in the pool.

As part of identifying and evaluating any individual recommended for nomination to the Board, the Nominating and Corporate Governance Committee considers a wide range of relevant factors, which include, but are not limited to, character, integrity, judgment, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the company’s business and industry, conflicts of interest, personal background, and other commitments. The Nominating and Corporate Governance Committee does not assign any particular weight or priority to any one factor.
The Nominating and Corporate Governance Committee expects any nominee for a position on the Board to possess or demonstrate:
•High standards of personal and professional ethics and integrity;
•Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;
•Skills that are complementary to those of members of the existing Board;
•The ability to assist and support management and make significant contributions to our company's success; and
•An understanding of the fiduciary responsibilities required of a director and a commitment to devote the time and energy necessary to perform those responsibilities.
Depending on timing and needs, the Nominating and Corporate Governance Committee recommends to the Board that a director nominee be elected by our stockholders at the next annual meeting, or that the Board appoint the director nominee during the year.

In selecting director nominees, the Nominating and Corporate Governance Committee will review candidates properly recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our Board. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described in this Proxy Statement under the heading “Additional Information.” The Nominating and Corporate Governance Committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this Proxy Statement under the heading “Additional Information.”

Board and Committee Self-Assessments and Evaluations

The Board conducts an annual self-assessment and evaluation process to determine whether it and its committees are functioning effectively. The process is a best practice, helps reinforce the Board's strengths, and provides an opportunity for the Board to consider potential changes and modifications based on factors such as the current business environment, shifting priorities, emerging trends, and future needs.

In fiscal 2025, the Board Chair and the Nominating and Corporate Governance Committee determined the approach for the self-assessment process. Questionnaires were developed with an independent third party that specializes in facilitating these evaluation processes for boards. Directors were then asked to evaluate the performance of the Board and each committee of which they were a member across a variety of topics, including responsibilities, strategy, culture, composition, and communication. Director responses were provided anonymously and the third party firm facilitating the process provided a report to the Board Chair summarizing directors' responses and comments. After reviewing the feedback, the Board Chair subsequently provided a report to the full Board.

Following completion of the self-assessment process, the Chair and other directors develop appropriate action plans to address the feedback. Directors are also encouraged to provide ongoing feedback during the year outside of the formal self-assessment process.

Director Education

Our Board has a director continuing education program that provides opportunities to learn and stay current as Board members. As part of regularly scheduled Board/committee meetings, the Board periodically receives updates from outside legal counsel, the Compensation Committee’s independent consultant, and the company’s independent auditors. Directors are also informed through periodic updates and presentations provided by Dynatrace management regarding the company’s products, operations, performance, and industry.

As part of the Board’s individual director education approach, directors are encouraged to choose from among well-regarded third-party programs and seminars. Fees and reasonable out of pocket expenses are covered by our company and include membership in the National Association of Corporate Directors (NACD).

Newly appointed or elected directors also receive an orientation program in connection with joining the Board.

Director Stock Ownership Guidelines

Our non-employee directors are subject to stock ownership guidelines to further align their interests with those of our stockholders. Under the guidelines, our directors are required to hold common stock valued at a multiple of five times their current annual cash retainer fee for regular Board service (which excludes any supplemental annual cash retainers payable for Board or committee service) within five years of joining the Board. Compliance with this requirement will be determined on an annual basis on the last day of each fiscal year beginning on March 31, 2027.

For purposes of the guidelines, stock ownership only includes shares of common stock that a director either owns directly or otherwise beneficially owns and does not include shares of common stock underlying unvested time-based restricted stock units ("RSUs") and other unvested, unsettled and/or unexercised equity awards.

Attendance at Board and Committee Meetings and the Annual Meeting of Stockholders

During fiscal 2025, each member of the Board attended 75% or more of all meetings of the Board and each committee on which they served (during the period that the director served). Our Board met nine times during fiscal 2025.

Directors are encouraged to attend the annual meeting of stockholders to the extent practicable. Five of our seven directors serving on the Board at the time attended our 2024 annual meeting.

Other Corporate Governance Practices and Policies

Stockholder Engagement

We value the feedback that we receive from our investors and we look to strengthen and develop relationships with them during the year. As part of our corporate governance practices, we actively engage each year with our largest stockholders on a wide range of topics, including our financial and operating performance, corporate/growth strategy, corporate governance policies and practices, executive compensation policies and practices, and sustainability matters. Our stockholder outreach efforts are primarily led by our head of Investor Relations and have included our Chief Financial Officer, Chief Legal Officer, Board Chair (who is also the Chair of the Nominating and Corporate Governance Committee), and the Chair of the Board’s Compensation Committee.

During fiscal 2025, we proactively invited our largest 30 institutional stockholders representing approximately 60% of our outstanding common stock (based on ownership at the time of outreach) to meet with us. We subsequently held meetings with a number of these and other stockholders over the course of several months. These efforts result in meaningful conversations on matters of importance to our stockholders, and feedback received is discussed by the Board or, as applicable, the Nominating and Corporate Governance Committee or Compensation Committee.

Recent examples of our responses to stockholder feedback include the following:

•In fiscal 2025, we introduced a component of performance-based restricted stock units ("PSUs") based on relative total stockholder return (“rTSR”) performance for long-term incentive awards granted to our executive officers. Please see the "Compensation Discussion and Analysis" section of this Proxy Statement for additional information.
•In fiscal 2026, we adopted a new majority voting standard for uncontested director elections. Please see the "Proposal No. 1 - Election of Class III Directors" section of this Proxy Statement for additional information.
Code of Business Conduct and Ethics
We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, and persons performing similar functions. We intend to disclose any amendment or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, by posting such information on our website available at https://ir.dynatrace.com and/or in our public filings with the SEC. To date, there have been no waivers granted under the Code of Business Conduct and Ethics to our directors, principal executive officer, principal financial officer, principal accounting officer and controller, and persons performing similar functions. We also have a human rights policy and a supplier code of conduct. The Code of Business Conduct and Ethics and these other policies are available at www.dynatrace.com/company/sustainability/.

Communications with the Board

Any interested party may contact our Board (or our non-management or independent directors as a group, the Chair of the Board, or any individual directors) by writing to the attention of the Board as a whole or to one or more individual directors by name, by e-mail at corporatesecretary@dynatrace.com or by mail: Dynatrace, Inc., 280 Congress Street, 11th Floor, Boston, Massachusetts 02210, United States, Attn: Secretary. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

We will forward such communication to each director to whom such communication is addressed, and to the Chair of the Board in his or her capacity as representative of the Board. Our Secretary will review these communications and reserves the right not to forward communications if they are deemed inappropriate, consist of individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to stockholders or other constituencies of the company, solicitations, advertisements, surveys, “junk” mail, or mass mailings.

The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by Dynatrace regarding accounting, internal accounting controls, audit matters, fraud, financial misconduct or potential violations of our Code of Business Conduct and Ethics, including the confidential, anonymous submission by employees of concerns regarding such matters. Dynatrace has established a reporting portal at www.dynatrace.com/ethics/ for reporting such concerns online or by telephone to +1 800-493-0611 (toll free in the United States) or the other numbers listed on the portal. A complaining party may also submit a confidential report to the Audit Committee by sending a letter c/o Dynatrace, Inc., 280 Congress Street, 11th Floor, Boston, Massachusetts 02210; Attention: Audit Committee Chair.

Director Compensation

Approach and philosophy

Our non-employee director compensation policy, as described below, is designed to ensure that the compensation of non-employee directors aligns the directors’ interests with the long-term interests of the stockholders, that the structure of the compensation is simple, transparent and easy for stockholders to understand, and that our directors are fairly compensated. This policy is also intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors. Under our non-employee director compensation policy, employee directors do not receive additional compensation for their services as directors. Rick McConnell is the only employee director on the Board.

Components of our non-employee director compensation policy
Cash retainers are paid in quarterly installments and may be pro-rated based on the number of actual days served by the director during the calendar quarter. The Compensation Committee has discretion to pro-rate the first annual equity award for a director who joins the Board within six months of the next annual meeting of stockholders, based on the number of months served rounded up to the nearest month. Vesting of any equity award ceases if a director resigns from our Board or otherwise ceases to serve as a director, unless the Board determines that circumstances warrant continuation of vesting. In addition, all equity awards will become 100% vested and exercisable in the event of change in control of our company (as defined in the non-employee director compensation policy as a “Sale Event”, which is defined in our 2019 Equity Incentive Plan).

Committee members receive the following additional annual retainers due to the workload and broad-based responsibilities of the committees:

Committee	Member Annual Fee	Chair Annual Fee
Audit Committee	$10,000	$20,000
Compensation Committee	$ 7,500	$15,000
Nominating and Corporate Governance Committee	$ 5,000	$10,000
Cybersecurity Committee	$ 5,000	$10,000

In setting director compensation for fiscal 2025, the Compensation Committee reviewed benchmarking information provided by the committee’s independent compensation consultant related to director compensation paid by the same peer group utilized for executive compensation benchmarking purposes. That peer group is discussed later in this Proxy Statement. Based on that review, no changes were made to the director compensation program for fiscal 2025. Directors are also reimbursed for reasonable travel and other out-of-pocket expenses attending Board and committee meetings and otherwise directly related to their service as directors.

We offer a non-qualified Deferred Compensation Plan which provides eligible U.S. directors with the opportunity to defer up to 100% of their annual cash retainers. Account balances under the Deferred Compensation Plan are credited with income, gains, and losses based on the performance of investment funds selected by the participant from a list of funds designated by our company. We do not make matching contributions under the Deferred Compensation Plan, but are permitted to make discretionary contributions. However, we did not make any contributions to the Deferred Compensation Plan in our fiscal 2025.

Director Compensation – Fiscal 2025

The table below presents the total compensation for each person who served as a non-employee director during fiscal 2025. During fiscal 2025, Rick McConnell, our current CEO, was a member of our Board and received no additional compensation for his service as a director. Please see the “Executive Compensation” section for more information about Rick McConnell’s compensation for fiscal 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Award ($)(2)	Total ($)
Lisa Campbell(3)	22,935	400,010	422,945
Michael Capone	55,000	200,005	255,005
Amol Kulkarni	47,500	200,005	247,505
Stephen Lifshatz	62,500	200,005	262,505
Steve Rowland	45,000	200,005	245,005
Kenneth “Chip” Virnig(4)	13,631	—	13,631
Jill Ward	105,000	200,005	305,005
Kirsten Wolberg	50,000	200,005	250,005

(1)The amounts include cash retainers, including any retainers deferred by directors under our Deferred Compensation Plan. During our fiscal 2025, Mike Capone was the only director to defer a portion of his cash retainer pursuant to the Deferred Compensation Plan.
(2)The amounts represent the aggregate grant date fair value of RSUs granted to our directors during fiscal 2025, computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in note 15 to our audited consolidated financial statements included in our 2025 Annual Report. On August 23, 2024 (the date of our 2024 annual meeting of stockholders), each non-employee director serving and re-elected as of that date received an annual equity award of 3,981 RSUs that vest on the earlier of the one year anniversary of the grant or the date of the Annual Meeting. As of March 31, 2025, our current non-employee directors held the following amounts of unvested RSUs: Lisa Campbell - 8,099; Michael Capone – 3,981; Amol Kulkarni – 9,168; Stephen Lifshatz – 3,981; Steve Rowland – 4,843; Jill Ward – 3,981; and Kirsten Wolberg – 3,981.
(3)Lisa Campbell was appointed to the Board effective September 4, 2024. We granted 8,099 RSUs to her in connection with her appointment. Lisa served as a member of the Cybersecurity Committee for the remainder of fiscal 2025. She received a pro-rated cash retainer for the days that she served as a director and committee member during fiscal 2025.
(4)Kenneth ”Chip” Virnig is a former director who resigned from the Board on July 31, 2024. Chip is a Partner of Thoma Bravo and was previously nominated to our Board by one of the Thoma Bravo Funds. Chip served as a member of the Nominating and Corporate Governance Committee through April 19, 2024 and the Cybersecurity Committee through his resignation date from the Board. Chip received a pro-rated cash retainer for the days that he served as a Board and committee member in fiscal 2025. Chip's unvested RSUs were forfeited when he resigned from the Board and accordingly, he did not hold any unvested RSUs as of March 31, 2025.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS DYNATRACE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING MARCH 31, 2026

Our Independent Registered Public Accounting Firm

Our independent registered public accounting firm for the fiscal year ended March 31, 2025 was Ernst & Young LLP ("EY"). The Audit Committee has appointed EY as our independent registered public accounting firm to perform the audit of our consolidated financial statements, including internal controls over financial reporting, for the fiscal year ending March 31, 2026. We are asking our stockholders to ratify this appointment.

The Audit Committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending March 31, 2026. Stockholder approval is not required to appoint EY as our independent registered public accounting firm. However, the Board believes that submitting the appointment of EY to the stockholders for ratification is good corporate governance. A majority of the votes properly cast is required in order to ratify the appointment of EY. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain EY. If the selection of EY is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.

A representative of EY is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Fees Paid to Our Independent Registered Public Accounting Firm

EY served as our independent registered public accounting firm for the fiscal years ended March 31, 2025 and March 31, 2024. The following table sets forth fees incurred for professional services provided by EY for audit, audit-related, tax, and other services.

Fee Category	Fiscal 2025	Fiscal 2024
Audit fees (1)	$4,335,800	$3,526,000
Audit-related fees (2)	$32,000	-
Tax fees (3)	$2,308,000	$2,121,000
All other fees	-	-
Total fees	$6,675,800	$5,647,000

(1)Audit fees consist of fees for professional services performed for the audit of our annual consolidated financial statements, audit of our internal controls over financial reporting, the required review of quarterly condensed consolidated financial statements, international statutory audits, audit services performed in connection with the issuance of comfort letters and consents, and other services that are normally provided by the independent registered accounting firm in connection with statutory and regulatory filings or engagements, including SEC registration statements associated with offerings.
(2)Audit-related fees consist of fees for due diligence in connection with acquisitions and divestitures, employee benefit plan audits, and attest services related to financial reporting that are not required by statute or regulation.
(3)Tax fees consist of fees for all professional services performed by professional staff in our independent registered accounting firm’s tax division, except those services related to the audit of our consolidated financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state, and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence.
Audit Committee Pre-approval Policy and Procedures

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below, except for services for which the aggregate cost is below a specified de minimis dollar amount.

From time to time, our Audit Committee pre-approves specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During fiscal 2025 and fiscal 2024, no services were provided to us by EY other than in accordance with the pre-approval policies and procedures described above.

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against the proposal. Abstentions and broker non-votes will have no effect on this proposal. However, we expect there will be no broker non-votes on this proposal since brokers have discretionary voting authority with respect to this proposal.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS DYNATRACE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2026.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a committee of the Board comprised solely of financially literate independent directors as required by the listing standards of the New York Stock Exchange and the rules and regulations of the SEC. The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of our financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements; (2) the qualifications, independence, and performance of our independent registered public accounting firm; (3) the performance of our internal audit function; and (4) other matters as set forth in the charter of the Audit Committee approved by the Board.

Management is responsible for the preparation of our financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes as more specifically set forth in its charter.

In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm our audited consolidated financial statements for the fiscal year ended March 31, 2025. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 that was filed with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF DYNATRACE, INC.

Stephen Lifshatz, Chair
Steve Rowland
Jill Ward

The information contained in this report shall not be deemed to be (1) “soliciting material”; (2) “filed” with the SEC; (3) subject to Regulations 14A or 14C of the Exchange Act; or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except to the extent that we specifically incorporate it by reference into such filing. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

PROPOSAL NO. 3

NON-BINDING, ADVISORY VOTE TO APPROVE
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, not less frequently than once every three years, the compensation of our named executive officers as disclosed in our annual proxy statement in accordance with the compensation disclosure rules of the SEC.

As described in detail in the section “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation program is designed to reward our named executive officers for the achievement of short-term and long-term financial, operational, and strategic goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

Stockholders are urged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement, which discuss how our executive compensation policies and practices implement our compensation philosophy, and contain tabular information and narrative discussion about the compensation of our named executive officers. Our Board and the Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.

The vote on this resolution is not intended to address any specific element of compensation but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The vote is advisory, which means that the vote is not binding on us, our Board, or the Compensation Committee. Although non-binding, our Board and the Compensation Committee place a very high value on the opinions that stockholders express in their votes and will review the voting results and take them into consideration as they deem appropriate when making future decisions regarding our executive compensation program.

At our 2021 annual meeting of stockholders, our stockholders voted on a proposal regarding the frequency of holding a non-binding, advisory vote on the compensation of our named executive officers. More than 99% of the votes cast on the frequency proposal were cast in favor of holding a non-binding, advisory vote on the compensation of our named executive officers annually, which was consistent with the recommendation of our Board. Our Board considered the voting results with respect to the frequency proposal and other factors, and the Board currently intends for the company to hold a non-binding, advisory vote on the compensation of our named executive officers every year until the next required advisory vote on the frequency of holding the non-binding, advisory vote on the compensation of our named executive officers, which vote is required at least every six years.

Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of Dynatrace, Inc. approve, on a non-binding, advisory basis, the compensation of the company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables.

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against the proposal. Abstentions and broker non-votes will have no effect on this proposal. As noted above, the vote is advisory, which means that the vote is not binding on the company, our Board, or the Compensation Committee.

OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF, ON A NON-BINDING AND ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE OFFICERS

The following table identifies our executive officers, their positions at Dynatrace, and their ages as of June 27, 2025.

Name	Position	Age
Rick McConnell	Chief Executive Officer and Director	59
Jim Benson	Executive Vice President, Chief Financial Officer and Treasurer	58
Dan Zugelder	Executive Vice President, Chief Revenue Officer	57
Bernd Greifeneder	Executive Vice President, Chief Technology Officer	53
Stephen McMahon	Executive Vice President, Chief Customer Officer	52

Rick McConnell has served as our Chief Executive Officer and a director since December 2021. Please see the “Proposal No. 1 - Election of Class III Directors” section of this Proxy Statement for Rick’s biography.

Jim Benson has served as our Chief Financial Officer and Treasurer since November 2022. He has been an Executive Vice President of our company since April 2024 and was a Senior Vice President prior to that. Prior to joining Dynatrace, Jim served as Executive Vice President and Chief Financial Officer of Akamai Technologies (NASDAQ: AKAM), a cloud, security, and content delivery company, from 2012 through February 2020 and served as Akamai’s Senior Vice President. Finance, from 2009 to 2012. Prior to joining Akamai, he served in a variety of finance roles at Hewlett-Packard, or HP (NYSE: HPQ), a global technology company, for approximately 20 years, including as Vice President, Finance/Operations & CFO – Americas Technology Solutions Group. Jim served on the Board of Directors of publicly traded Temenos AG (SIX: TEMN), a software provider, from May 2021 to May 2023. Jim is a director of several other private companies. Jim holds a B.S. in Finance from Bentley University and an M.B.A. from Clark University.

Dan Zugelder has served as our Chief Revenue Officer since July 2023. He has been an Executive Vice President since April 2024 and was a Senior Vice President of our company prior to that. Prior to joining Dynatrace, Dan was Senior Vice President and General Manager, Americas, at VMware (formerly NYSE: VMW), a provider of multi-cloud services that is now part of Broadcom, from November 2020 through June 2023. Dan joined VMware as Senior Vice President, Global Accounts in August 2018. Prior to VMware, he worked for 18 years at Dell EMC, a global technology company, where he held several key sales management positions, most recently serving as Senior Vice President, Global Accounts. Before joining Dell EMC, he spent 10 years at Automatic Data Processing, Inc., or ADP (NASDAQ: ADP), a global technology company, in various sales and sales leadership roles. Dan attended Buffalo State University.

Bernd Greifeneder has served as our Chief Technology Officer since December 2014. He has been an Executive Vice President since April 2024 and was a Senior Vice President of our company prior to that. Bernd co-founded dynaTrace Software GmbH in 2005, where he was the Chief Executive Officer until 2008, and the Chief Technology Officer until December 2014. Prior to that, Bernd held a variety of roles at Segue Software Inc., a software provider, from January 1998 to February 2005, including Project Lead, Chief Technology Officer of Global Technologies and Chief Software Architect. Bernd holds a B.S. in Computer Science and an M.S. in Computer Science from Johannes Kepler Universität Linz, Austria.

Steve McMahon has served as our Executive Vice President, Chief Customer Officer since May 12, 2025. Prior to joining Dynatrace, Steve served as Chief Customer Success Officer at Zscaler from January 2024 to April 2025, where he led a team of technical support and professional services experts, account managers, architects, and engineers focused on customer adoption, deployment, and utilization of the full portfolio. Prior to Zscaler, Steve ran Customer Success, Operations and served as Chief Information Officer at CrowdStrike from June 2021 to January 2024. He also held various leadership positions at Splunk during his tenure there from May 2015 to June 2021, including Chief Information Officer from October 2018 to June 2021. Before joining Splunk, Steve spent nearly 15 years at Cisco primarily leading customer-focused teams. Steve also served in the United States Navy and received a B.A. in Economics from Yale University.

Former Executive Officer

Matthias Dollentz-Scharer served as our Chief Customer Officer from July 2022 to May 12, 2025. He was an Executive Vice President from April 2024 to May 12, 2025 and was a Senior Vice President of our company prior to that. Matthias was our Senior Vice President, Business Operations from June 2018 to July 2022 and our Vice President, Business Operations from July 2016 to June 2018. He joined Dynatrace in 2014 as a General Manager. Matthias stepped down as Chief Customer Officer in connection with the commencement of employment of our new Chief Customer Officer on May 12, 2025. Matthias' last day of employment with our company will be September 30, 2025. Prior to joining our company, Matthias was a Managing Director and General Manager at Planon, a software provider, from July 2008 to July 2014. Matthias holds a Master’s degree in Business from the University of Linz in Austria.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section describes our executive compensation program and explains our compensation principles and each component of compensation paid to our named executive officers.

Named Executive Officers

Our named executive officers for the fiscal year ended March 31, 2025 are:

Name	Position
Rick McConnell	Chief Executive Officer and Director
Jim Benson	Executive Vice President, Chief Financial Officer and Treasurer
Dan Zugelder	Executive Vice President, Chief Revenue Officer
Bernd Greifeneder	Executive Vice President, Chief Technology Officer
Matthias Dollentz-Scharer (1)	Former Executive Vice President, Chief Customer Officer
(1) Matthias Dollentz-Scharer stepped down from his role in connection with the commencement of employment of our new Executive Vice President, Chief Customer Officer on May 12, 2025. Please see the "Executive Officers" section of this Proxy Statement for additional information.

The following discussion should be read together with the compensation tables and related disclosures set forth below.

Executive Summary

Business Overview

Dynatrace is advancing observability for today’s digital businesses, helping to transform the complexity of modern digital ecosystems into powerful business assets. By leveraging AI-powered insights, Dynatrace enables organizations to analyze, automate, and innovate faster to drive their business forward. Our vision is a world where software works perfectly.
The Dynatrace platform combines broad and deep observability, continuous runtime application security, and advanced AI to support IT operations, development, security, business, and executive teams. This comprehensive approach enables organizations to optimize cloud and IT operations, accelerate secure software delivery, and improve digital performance.

The Dynatrace platform is built to scale, integrating seamlessly into hybrid, multicloud ecosystems, including major hyperscalers such as Amazon Web Services, Microsoft Azure, and Google Cloud Platform, as well as traditional on-premises and mainframe solutions.

Our customer base includes some of the largest global enterprises. These organizations rely on the Dynatrace platform as part of their plans to accelerate the adoption of cloud-native and AI-native initiatives and to address the related challenges of increasing workloads, dynamic environments, and evolving cybersecurity threats. Our ability to provide sophisticated analytics and our advanced automation capabilities support their operational goals in environments characterized by rapid technological changes. Cloud modernization and the dramatic growth in the use of AI have resulted in an explosion of data and a massive increase in its scale and complexity that are untenable for many organizations to manage as they previously did. As a result, we believe the need for comprehensive end-to-end observability, such as the Dynatrace platform, has become mandatory, especially for larger organizations building resiliency into ever more complex environments. We also believe our company has a significant market opportunity based on the technical differentiation of our platform, our ability to integrate successfully into customers’ cloud ecosystems, and the trust that we have built within our customer base and partner ecosystem.

Financial Performance Highlights – Fiscal 2025

Our financial highlights for the year ended March 31, 2025 were:
•Our ARR was $1,734 million as of March 31, 2025, which reflected 17% growth year-over-year on a constant currency basis;
•Our total revenue was $1,699 million, which reflected 20% growth year-over-year on a constant currency basis;
•Our subscription revenue was $1,622 million, which reflected 20% growth year-over-year on a constant currency basis;
•We delivered GAAP income from operations of $179 million and non-GAAP operating income(1) of $494 million; and
•Our net cash provided by operating activities and free cash flow(1) were $459 million and $431 million, respectively.
(1) Non-GAAP financial measure. For additional information, please see the "Non-GAAP Measures and Key Metrics” section for applicable definitions and “Appendix A - Reconciliation of Non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measure.
We believe in a disciplined and balanced approach to operating our business. We plan to continue driving innovation to meet customers’ needs and grow our customer relationships. We also plan to invest in future growth opportunities that we expect will drive long-term value, while leveraging our global partner ecosystem, optimizing costs, and improving efficiency and profitability.

Executive Compensation Program Highlights – Fiscal 2025

Highlights of our fiscal 2025 executive compensation program included the following:

•Competitive Base Salaries: After evaluating the competitive positioning of our named executive officers’ base salaries in the context of our overall compensation philosophy, the Compensation Committee approved base salary increases between approximately 3.1% and 7.0% for fiscal 2025.

•Challenging Annual Short-Term Incentive ("STI") Goals: Our named executive officers were eligible to earn an annual STI bonus based on our level of achievement of rigorous corporate financial goals for the year. Fiscal 2025 annual STI awards for our named executive officers were weighted 65% on the achievement of ARR goals and 35% on the achievement of Non-GAAP Operating Income goals. Based on our actual results for the year, our executives earned 99.5% of their target annual STI award.

•Comprehensive Long-term Incentive ("LTI") Awards: Along with cash compensation, our named executive officers were eligible to receive equity-based LTI awards in the form of RSUs and PSUs, each representing 50% of the target equity value awarded. In fiscal 2025, PSUs granted consisted of units based on financial performance ("Financial PSUs") and included a new award of units based on rTSR performance ("rTSR PSUs"). Financial PSUs were weighted 75% on revenue and 25% on Non-GAAP Operating Income, which reflected a greater emphasis on revenue performance relative to Financial PSUs granted in fiscal 2024. rTSR PSUs were based on the company’s stock price performance relative to companies that are the constituents of the Russell 3000 index over performance periods of one, two, and three fiscal years that began on April 1, 2024. Financial PSUs were earned at approximately 130% of target and rTSR PSUs for the one year period ended March 31, 2025 were earned at approximately 137.4% of target.

The table below sets forth the mix of our LTI equity awards for fiscal 2025:

Vehicle	% of Award Mix	Metric	Metric Weighting
Financial PSUs	30%	Revenue	75%
		Non-GAAP Operating Income	25%
rTSR PSUs	20%	rTSR	100%
RSUs	50%	Time	-

Overview of Executive Compensation Program

Our executive compensation program philosophy is to:

We provide our named executive officers with a significant portion of their compensation through cash incentive compensation determined based upon the achievement of financial performance metrics, as well as through equity compensation, half of which is also determined based upon achievement of performance goals. These two elements of executive compensation are aligned with the interests of our stockholders because the amount of compensation ultimately received will be directly related to our financial and operational performance. Equity compensation derives its value from the appreciation of shares of our common stock, which in the future is likely to fluctuate based on our financial and operational performance.

Approximately 96% of our Chief Executive Officer’s target fiscal 2025 compensation was variable or "at risk" and provided through STI and LTI awards. An average of approximately 91% of the target fiscal 2025 compensation for our other four named executive officers was variable and "at risk" and provided through STI and LTI awards. We consider these vehicles to be "at risk" due to their reliance on performance goal achievement and/or variable compensation as value is derived by stock price fluctuation.

Compensation in the pay mix graphs above reflect at-target payouts for STI and LTI awards. LTI awards are valued using the NYSE closing price of $46.68 per share on June 5, 2024, which was the grant date for fiscal 2025 equity awards.

Executive Compensation Objectives and Design

The compensation of our named executive officers in fiscal 2025 consisted of the following components. We describe each of these components later in this section.

Component	Purpose	Features	Type	Form
Base salary	Provides a fair and competitive base level of compensation for services rendered.	Fixed annual salary targeted at or around the 50th percentile of our peer group.	Fixed	Cash
Annual incentive bonus (STI)	Motivates and rewards for achievements relative to our goals and expectations for each fiscal year.	Bonus payment of a targeted amount contingent on achievement of corporate financial results, with payout on a sliding scale depending on over or under-achievement of corporate financial results.	Short-term variable	Cash
Equity awards (RSUs and PSUs)	Aligns executives’ interests with those of our stockholders and provides an incentive for our executives to remain with us.	Grants of restricted stock units, which are comprised of time-based RSUs, Financial PSUs, and rTSR PSUs. RSUs and PSUs vest over a three year period.	Long-term variable	Equity
Other benefits	Provides market-competitive benefits to enable our executives to maintain their health and welfare, and to save for their retirement.	Benefit plans such as medical, dental, and life and disability insurance plans; 401(k) plan, deferred compensation plan, and similar plans. We do not provide material executive perquisites or supplemental executive benefits.		Various

On an annual basis, the Compensation Committee, with support from Compensia, Inc. ("Compensia"), its independent compensation consultant, undertakes a comprehensive review of our approach to executive compensation. This review incorporates market perspectives from our peer group companies as well as consideration given to our compensation objectives and desired emphasis on variable, at-risk compensation.

The Compensation Committee will continue to monitor our programs in the context of evolving market practice and our compensation objectives to ensure that we continue to attract, motivate and retain talented executives who can support our growth and long-term stockholder value creation.

In addition to our direct compensation elements, the following features of our compensation program are designed to align our executive team with stockholder interests and with market best practices:

	What We Do		What We Don’t Do
✓	Deliver executive compensation primarily through performance-based pay that is challenging, yet achievable, with fixed caps	×	No hedging or pledging of equity
✓	Target pay evaluated annually in the context of our peer group and market practice	×	No excessive perquisites
✓	Maintain an industry-specific peer group for benchmarking pay	×	No supplemental executive retirement plans
✓	Offer market-competitive benefits for executives that are consistent with the rest of our employees	×	No tax gross-up payments for any change in control payments
✓	Maintain a clawback policy	×	No guaranteed increases to base salaries or incentive compensation opportunities
✓	Maintain stock ownership guidelines for our executive officers and directors	×	No inclusion of unvested PSUs, time-based RSUs, or unexercised stock options in the calculation of stock ownership guidelines
✓	Utilize an independent compensation consultant
✓	Review compensation award design, principles and processes annually

Consideration of Say-On-Pay Advisory Vote

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an annual non-binding advisory vote to approve the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules which includes the "Say-on-Pay" vote. The Say-on-Pay vote gives our stockholders the opportunity to express their views on our named executive officers’ compensation. At our fiscal 2025 annual meeting of stockholders held in August 2024, approximately 94% of votes cast supported our executive compensation program. Because we place very high value on the opinions of our stockholders, the Board and the Compensation Committee will consider the outcome of the Say-on-Pay vote described in Proposal No. 3 of this Proxy Statement, as well as feedback received from stockholders throughout the year, when making compensation decisions for our executive officers in the future.

Governance of Our Executive Compensation Program

Role of our Compensation Committee and Board of Directors

The Compensation Committee discharges many of the responsibilities of our Board relating to the compensation of our executive officers, including our named executive officers. The Compensation Committee oversees and evaluates our compensation and benefits policies generally, and the compensation plans, policies, and practices applicable to our Chief Executive Officer and other executive officers. As described below, the Compensation Committee retains a compensation consultant to provide support in its review and assessment of our executive compensation program.

At the beginning of each fiscal year, the Compensation Committee reviews and approves the primary elements of compensation, including base salary increases, annual cash bonuses, and annual equity awards for each of our named executive officers. In addition, the Compensation Committee may deem it advisable to review and approve subsequent compensation arrangements for our executive officers, including our named executive officers.

Role of our Chief Executive Officer and Other Executive Officers

Our senior People and Culture and Legal executives support the Compensation Committee in designing our executive compensation program and analyzing competitive market practices. In addition, members of management, including our Chief Executive Officer and Chief People Officer, regularly participate in Compensation Committee meetings to provide input on our compensation philosophy and objectives.

Our Chief Executive Officer also evaluates the performance of our executive officers and provides recommendations to our Compensation Committee regarding the compensation of our executive officers (other than with respect to his own compensation). The Compensation Committee reviews and discusses these recommendations and proposals with our Chief Executive Officer and uses them as one factor in determining and approving the compensation for our named executive officers. None of our executive officers attend any portion of Compensation Committee meetings at which their compensation is discussed.

Role of the Compensation Consultant

For fiscal 2025, our Compensation Committee engaged Compensia as its independent compensation consultant to advise on executive compensation matters including: overall compensation program design, peer group development and updates, and benchmarking executive officer and director compensation programs. Compensia reports directly to our Compensation Committee. Our Compensation Committee has assessed the independence of Compensia consistent with NYSE listing standards and has concluded that the engagement of Compensia does not raise any conflict of interest.

Use of Competitive Market Data and Peer Groups

The Compensation Committee directs Compensia to provide it with competitive market data and analysis based on a select group of peer companies and published compensation survey data, as well as information about current market practices and trends, compensation structures and peer group compensation ranges. The competitive market data that Compensia provides is based on a compensation peer group selected and approved by the Compensation Committee with input and guidance from Compensia, and published compensation survey data in cases where there is insufficient data for specific executive positions with the peer group companies. The compensation peer group is comprised of companies that are considered similar to us at the time of selection based on industry, business model and type of software, and various financial criteria, including revenue, profitability, market capitalization and revenue growth rate.

Our compensation peer group is reviewed annually and adjusted as the Compensation Committee determines to be appropriate. For fiscal 2025, the selection criteria for our compensation peer group targeted comparable public software companies with annual revenues generally between $600 million and $2.4 billion, and market capitalization generally between approximately $7.1 billion and $28.3 billion. When executive compensation for fiscal 2025 was set, our peer group as approved by our Compensation Committee was comprised of the following 17 companies:

Cloudflare	Five9	Okta	UiPath
Confluent	HubSpot	Paylocity Holding	Zscaler
Datadog	Informatica	PTC
Elastic	MongoDB	Samsara
Fair Isaac	Nutanix	Splunk

Compared to the peer group, Dynatrace ranked at the 39th percentile for revenue and 51st percentile for market capitalization.

To support fiscal 2026 decision-making, the Compensation Committee reviewed and approved updates in October 2024 to remove Five9 and Splunk and to add Aspen Technology, Commvault Systems, and Manhattan Associates.

Our executive compensation benchmarking also included survey data provided by Radford, a business unit of Aon Hewitt Consulting, representing publicly traded software companies with revenue levels and market capitalization levels comparable to ours. Radford did not provide compensation consulting services to the Compensation Committee during fiscal 2025.

Notwithstanding the similarities of the fiscal 2025 peer group to Dynatrace, due to the nature of our business and our industry, we compete for executive talent with many public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater equity compensation potential.

In determining the compensation of our executive officers, our Compensation Committee considered the market data provided by Compensia, peer data supplemented by Radford survey data where peer benchmarks were not available, and other factors outlined below in “Compensation-Setting Factors.” The Compensation Committee generally does not specifically benchmark the compensation of any individual to a precise percentile within the range of compensation found in the market and survey data. In addition, the Compensation Committee does not have a set formula by which it determines how much of the named executive officer’s compensation is fixed rather than variable or at risk.

The Compensation Committee and the Board also considered other criteria, including market factors, the experience level of the executive, and the executive’s performance against established company and individual goals in determining variations to this general target range.

Compensation-Setting Factors

The Compensation Committee reviews compensation annually for all our executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, the Compensation Committee and the Board consider compensation for comparable positions in the market, the historical compensation levels of our executives, company-wide and individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short and long-term results that are in the best interests of our stockholders, and the desire to incent a long-term commitment to our company. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of base salary, bonus and long-term equity incentives.

Our Compensation Committee has historically determined our executives’ compensation and consults with the full Board in determining the compensation of our Chief Executive Officer. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer.

Based on those discussions and its discretion, taking into account the factors noted above, the Compensation Committee discusses and ultimately approves the base salaries and cash incentive bonuses for our executive officers without members of management present. The Compensation Committee also reviews its decisions with the full Board, and considers any input received.

When reviewing and approving the amount of each compensation element and the target total compensation opportunity for our executive officers, the Compensation Committee considers the following factors:

•Our performance against the annual corporate goals established by the Compensation Committee and our Board in consultation with management;
•Each executive officer’s skills, experience, and qualifications relative to other similarly situated executives at the companies in our compensation peer group;
•The scope of each executive officer’s role compared to other similarly situated executives at the companies in our compensation peer group;
•The performance of each individual executive officer, based on an assessment of their contributions to our overall performance, ability to lead their department, and work as part of a team, all of which reflect our core values;
•Compensation parity among our executive officers;
•Our retention goals, and the potential difficulty of replacing the executive officer if they were to leave Dynatrace;
•Our financial performance relative to our peers;
•The compensation practices of our compensation peer group and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels; and
•The recommendations provided by our Chief Executive Officer with respect to the compensation of our other executive officers.
These factors provide the framework for determining the compensation of each of our executive officers, including our named executive officers. The Compensation Committee does not assign relative weights or rankings to these factors, and does not consider any single factor as determinative in the compensation of our executive officers. Rather, the Compensation Committee and our Board, as applicable, rely on their own knowledge and judgment in assessing these factors and making compensation decisions.

Primary Elements of Executive Compensation Program

Base Salary

We provide base salaries to our named executive officers to provide them with a fair and competitive base level of compensation for services rendered during the year. Base salaries may be adjusted in the event of a promotion or significant change in responsibilities.

Fiscal 2025 Base Salary

The table below sets forth the base salary for each of our named executive officers as of March 31, 2025 and 2024. After evaluating the competitive positioning of our named executive officers’ base salaries in the context of our overall compensation philosophy, the Compensation Committee approved base salary increases between approximately 3.1% and 7.0% for fiscal 2025. Annual base salary increases for Rick McConnell, Jim Benson, and Bernd Greifeneder were in line with market increases, while Matthias Dollentz-Scharer's annual base salary increase was larger based in part on his market positioning relative to benchmarks.

	Base Salary
Name	Fiscal 2024	Fiscal 2025	% Change
Rick McConnell	$655,000	$675,000	3.1%
Jim Benson	$490,000	$505,000	3.1%
Dan Zugelder	$475,000	$490,000	3.2%
Bernd Greifeneder(1) (2)	$429,512	$445,931	3.8%
Matthias Dollentz-Scharer(1)(3)	$404,221	$432,797	7.0%

(1)Bernd Greifeneder and Matthias Dollentz-Scharer are paid their base salaries in Euros. The amounts reported in this table are based on an exchange rate of EUR 1.00:USD 1.0818 as of March 31, 2025 and EUR 1.00:USD 1.0811 as of March 31, 2024.

(2)Bernd Greifeneder’s base salary was EUR 397,292 in fiscal 2024 and EUR 412,212 in fiscal 2025, a 3.8% increase in local currency.

(3)Matthias Dollentz-Scharer’s base salary was EUR 373,898 at the end of fiscal 2024 and was EUR 400,071 in fiscal 2025, a 7.0% increase in local currency.
Annual STI Awards

Our annual STI plan motivates and rewards our executives for achievements relative to our goals and expectations for each fiscal year. Each named executive officer has a target bonus opportunity, defined as a percentage of his annual base salary. Target annual bonuses are determined with respect to the same corporate objectives and formula for all of our executive officers, including our named executive officers, who are at the same level, and represent a specific percentage of annual base salary.

Fiscal 2025 Target Annual Bonuses

In the first quarter of fiscal 2025, the Compensation Committee reviewed and approved the fiscal 2025 target annual bonuses of our named executive officers below. Matthias Dollentz-Scharer's target annual bonus (as a percentage of his base salary) for fiscal 2025 increased in part based on his market positioning relative to benchmarks.

	Target Annual Bonus (% of Base Salary)
Name	Fiscal 2024	Fiscal 2025
Rick McConnell	100%	100%
Jim Benson	75%	75%
Dan Zugelder	100%	100%
Bernd Greifeneder	70%	70%
Matthias Dollentz-Scharer	60%	70%

Fiscal 2025 STI – Financial Performance Targets

The Compensation Committee designed our company’s STI plan for fiscal 2025 to align the interests of our executives with those of our investors and reward performance that would increase the value of the company to our stockholders. Accordingly, in June 2024, the Compensation Committee decided that payments under the 2025 STI plan would depend on the company's achievement of:

Metric	Weighting	Rationale / Why We Use This Metric
Annual Recurring Revenue (ARR)	65%
We define ARR as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of ARR any revenues derived from month-to-month agreements and/or product usage overage billings. ARR performance is evaluated on a constant currency basis.

Non-GAAP Operating Income (NGOI)	35%
Non-GAAP Operating Income is GAAP income from operations adjusted for the following items: share-based compensation; employer payroll taxes on employee stock transactions; amortization of intangibles; transaction, restructuring and other non-recurring or unusual items that may arise from time to time. We also refer to this measure as Non-GAAP Income from Operations in some of our press releases and SEC filings.

	Threshold Performance (50% Payout)		Target Performance (100% Payout)		Maximum Performance (150% Payout)
Measure	Percentage	Value	Percentage	Value	Percentage	Value	Weighting
ARR	95%	$1,677,700,000	100%	$1,766,000,000	105%	$1,854,300,000	65%
Non-GAAP Operating Income	90%	$430,200,000	100%	$478,000,000	110%	$525,800,000	35%

Under the 2025 STI plan, no bonus was payable with respect to a particular measure (ARR or NGOI) if the percentage achievement was below the threshold indicated above (95% or 90%, respectively). If either ARR or NGOI was achieved at or above the threshold value/percentage indicated above, the payout with respect to those measures was between 50% and 150% of the target bonus, interpolated on a straight-line basis. The maximum total payout could not exceed 150% of the executives' on-target bonuses.

Fiscal 2025 STI Results

In May 2025, the Compensation Committee determined that our company’s financial performance was equal to 99.1% and 103.3% of ARR and NGOI targets for fiscal 2025, respectively. As a result, the weighted payout for the fiscal 2025 STI plan applicable to our named executive officers was equal to 99.5% of target. Actual performance for ARR is reported based on foreign exchange rates used in our Board-approved fiscal 2025 plan, which differ from rates used in our external reporting of financial results.

	Target Performance	Actual Performance	Actual Performance as a Percentage of Target	Payout Percentage	Weighting	Payout Percentage
ARR	$1,766,000,000	$1,749,300,000	99.1%	90.5%	65%	99.5%
Non-GAAP Operating Income	$478,000,000	$493,500,000	103.3%	116.3%	35%

Fiscal 2025 STI Payouts

In light of the achievement under the 2025 STI plan, the percentage of base salary and the actual cash incentive bonus amounts as a percentage of base salary that were approved by our Compensation Committee and paid to our named executive officers are set forth in the table below.

Name	Target Award (% of Base Salary)	Target Award Opportunity	Actual Award Payment	Award Payment as a Percentage of Target
Rick McConnell	100%	$675,000	$671,828	99.5%
Jim Benson	75%	$378,750	$376,970	99.5%
Dan Zugelder	100%	$490,000	$487,697	99.5%
Bernd Greifeneder(1)	70%	$312,152	$310,696	99.5%
Matthias Dollentz-Scharer(1)	70%	$302,958	$301,533	99.5%

(1) STI award opportunities for Bernd Greifeneder and Matthias Dollentz-Scharer are paid in Euros. The amounts reported in this table for them are based on an exchange rate of EUR 1.00:USD 1.0818 as of March 31, 2025.
LTI Awards

Our LTI program is designed to:
•align executives’ interests with those of our stockholders by providing incentives (restricted stock units) that will increase in value if our share price rises;
•align executives' interests with those of our stockholders by providing incentives (PSUs) having a value that depends on achievement of corporate financial measures (ARR and NGOI); and
•provide a meaningful retention incentive for our executives to remain with us for the long-term.
The market for qualified and talented executives is highly competitive and we compete for talent with many companies that have greater resources than we do. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package we offer. In this Proxy Statement, references to “restricted stock units” are to PSUs and time-based RSUs collectively.

Equity Awards: Restricted Stock Units (RSUs and PSUs)

Annual 2025 Equity Awards

For annual equity awards to our executives in fiscal 2025, our Compensation Committee granted:

•50% in the form of PSUs (which were split between 60% Financial PSUs and 40% rTSR PSUs); and
•50% in the form of time-based RSUs.
The target LTI award for each participant was expressed as a U.S. dollar value, with the final number of PSUs and RSUs granted calculated based on the trailing 30-day average closing price as reported on the NYSE through the date of grant.

The following table sets forth the target number of PSUs and the number of RSUs granted to our named executive officers as part of fiscal 2025 annual equity awards:

Name	Grant Date	Grant Date Target Value (1)	Financial PSUs (# of Shares at Target)	rTSR PSUs (# of Shares at Target)	Time-Based RSUs (# of Shares)
Rick McConnell	June 5, 2024	$16,500,000	106,132	70,755	176,887
Jim Benson	June 5, 2024	$5,500,000	35,378	23,585	58,963
Dan Zugelder	June 5, 2024	$4,600,000	29,588	19,726	49,314
Bernd Greifeneder	June 5, 2024	$4,600,000	29,588	19,726	49,314
Matthias Dollentz-Scharer	June 5, 2024	$3,400,000	21,870	14,580	36,450
(1)The amounts in this column differ from amounts reflected in the Summary Compensation Table's "Stock Awards" column due to differences in determining grant date value.

The RSUs granted on June 5, 2024 vest over three years, with 33% of the shares vesting on the first anniversary of the date of grant and the remainder vesting in equal quarterly installments over the following two years, provided that the executive officer remains employed by the company through the applicable vesting date.

The Financial PSUs granted on June 5, 2024 vest over three years and included a one-year financial performance condition, with 33% of the earned Financial PSUs vesting on the first anniversary of the grant date or, if later, the date on which achievement of the Financial PSU metrics is determined for the performance period, and the remainder vesting in equal quarterly installments over the following two years. The number of shares that could be earned pursuant to the Financial PSUs was based 75% upon the company’s achievement of a revenue target, and 25% upon the company’s achievement of an NGOI target. The table below sets forth the threshold, target, and maximum revenue and NGOI goals for the Financial PSUs.

	Threshold Performance (0% Payout)		Target Performance (100% Payout)		Maximum Performance (200% Payout)
Measure	Percentage	Value	Percentage	Value	Percentage	Value	Weighting
Revenue	95%	$1,600,750,000	100%	$1,685,000,000	105%	$1,769,250,000	75%
Non-GAAP Operating Income	90%	$430,200,000	100%	$478,000,000	110%	$525,800,000	25%

The table below sets forth the actual revenue and NGOI results for fiscal 2025 and achievement of the revenue and NGOI goals as a percentage of target. Actual performance for revenue is reported based on foreign exchange rates used in our Board-approved fiscal 2025 plan, which differ from rates used in our external reporting of financial results.

	Target Performance	Actual Performance	Actual Performance as a Percentage of Target	Payout Percentage	Weighting	Payout Percentage
Revenue	$1,685,000,000	$1,709,500,000	101.5%	129.1%	75%	130.0%
Non-GAAP Operating Income	$478,000,000	$493,500,000	103.3%	132.5%	25%

In May 2025, the Compensation Committee determined that the company performance was equal to 101.5% and 103.3% of revenue and NGOI targets for the fiscal year, respectively. As a result, the weighted payout for the Financial PSUs was equal to 130.0% of target.

rTSR PSUs granted on June 5, 2024 were based on the company’s stock price performance relative to companies that are the constituents of the Russell 3000 index over performance periods of one, two, and three fiscal years that began on April 1, 2024 and end on March 31, 2025, March 31, 2026 and March 31, 2027, respectively. The Compensation Committee selected rTSR as a performance measure to align a portion of executive pay with shareholder value creation. The number of rTSR PSUs that a named executive officer can receive in each performance period ranges from 0% to 200% of target and is based on one-third of the total number of rTSR PSUs granted, multiplied by the applicable payout percentage of target (as determined by a pre-established scale) based on the company's rTSR percentile rank in comparison to companies that are constituents of the Russell 3000 index for the applicable performance period. The rTSR PSUs for the one year performance period ended March 31, 2025 vested on June 5, 2025. The earning of the remaining two-thirds of the rTSR PSUs granted on June 5, 2024 will be dependent on the company's performance for the two and three year performance periods that started on April 1, 2024 and end on March 31, 2026 and March 31, 2027, respectively. Vesting of the two year and three year performance periods will be on June 5, 2026 and June 5, 2027, respectively.

The following table sets forth payout information for the rTSR PSUs. Payout for achievement between performance levels is determined on a linear, interpolated basis.

Performance Level	Percentile Rank	Payout Percentage of Target
Maximum	Greater or equal to 75th	200%
Target	50th	100%
Threshold	25th	50%
Below Threshold	Below 25%	0%

For the rTSR PSUs for the one year performance period that started on April 1, 2024 and ended on March 31, 2025, the Compensation Committee determined that based on the company's 59th rTSR percentile rank, the applicable payout percentage was 137.4% of target.

Benefits and Other Compensation

Health and Welfare Benefits

Our executive officers, including our named executive officers, are eligible to participate in the same employee benefit plans that are generally available to all of our employees working in the same country, subject to the satisfaction of certain eligibility requirements, such as medical, dental, and life and disability insurance plans. We pay, on behalf of our employees, all or a portion of the premiums for health, life, and disability insurance.

Retirement Savings Plans

We maintain a tax-qualified 401(k) retirement plan for eligible employees in the United States to save for retirement on a tax advantaged basis. Under our 401(k) plan, employees may elect to defer up to 90% of their eligible compensation subject to applicable annual limits set pursuant to the Internal Revenue Code. Our 401(k) plan permits participants to make both pre-tax and certain after-tax (Roth) deferral contributions. The retirement plan is intended to qualify under Section 401(a) of the Internal Revenue Code. We match 50% of employees’ contributions to the 401(k) plan up to 6% of compensation. Employees are 100% vested in their contributions to the 401(k) plan.

Matthias Dollentz-Scharer participates in a tax-qualified defined contribution retirement plan made available to eligible employees in Austria. Employees may elect to contribute up to 7% of their eligible compensation to the plan. Our company matches employee contributions up to 3% of eligible compensation. Employees are 100% vested in their contributions to this plan.

Deferred Compensation Plan

We offer a non-qualified deferred compensation plan ("Deferred Compensation Plan") which provides eligible U.S. employees with the opportunity to defer up to 75% of their eligible base salary, up to 100% of their eligible fiscal year bonus, and up to 100% of eligible commissions in excess of the limits imposed on the 401(k) plan by the Internal Revenue Code. Account balances under the Deferred Compensation Plan are credited with income, gains and losses based on the performance of investment funds selected by the participant from a list of funds designated by us. Rick McConnell, Jim Benson, and Dan Zugelder are the only named executive officers eligible to participate in this plan. All of the members of our Board are eligible to participate in this plan. As of March 31, 2025, Jim Benson was the only named executive officer participating in this plan and Mike Capone was the only director participating in the plan.

Perquisites

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we provide a limited amount of perquisites to our named executive officers. In the future, we may continue to provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual named executive officer in the performance of their duties, to make them more efficient and effective, and for recruitment, motivation or retention purposes.

Employment Agreements

We have entered into employment agreements with each of our named executive officers, which provide assurances of specified benefits to our named executive officers in the event of an involuntary termination of their employment for reasons other than for death, disability, or in the case of cause or a voluntary termination of their employment for good reason, in either case, under the circumstances described in their employment agreements. The terms of these agreements were developed with input from Compensia regarding severance practices at comparable companies, and are designed to attract, retain, and reward senior level employees.

We believe that these protections serve our retention objectives by helping our named executive officers and other key employees maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of the company. For more information, see the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change in Control.”

Other Compensation Practices and Policies

Executive Stock Ownership Guidelines

We have equity ownership guidelines to further align the interests of our executive officers with those of our stockholders. Under the guidelines, our Chief Executive Officer is expected to hold common stock valued at a multiple of five times his base salary and our other executive officers are expected to hold common stock valued at a multiple of two times their base salary. For purposes of these guidelines, stock ownership only includes shares for which the executive has direct or indirect ownership or control, but does not include unexercised stock options, unvested restricted stock units, and other unvested, unsettled and/or unexercised equity awards. Executives are expected to meet their ownership guidelines within five years of becoming subject to the guidelines. Compliance with this requirement will be determined on an annual basis on the last day of each fiscal year beginning on March 31, 2027.

Clawback Policy

We have a Compensation Recovery Policy (the “Clawback Policy”) that complies with NYSE listing rules. The Clawback Policy provides that if we are required to prepare a restatement of our previously-issued financial statements due to our material non-compliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously-issued financial statements that is material to the previously-issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, then we will, subject to certain limited exceptions described in the Clawback Policy and permitted under final NYSE listing rules, recover any "Erroneously Awarded Compensation" from any current or former executive officer. For purposes of the Clawback Policy, "Erroneously Awarded Compensation" means the amount of any "Incentive-Based Compensation" received by an executive officer on or after the effective date of the Clawback Policy and during the three fiscal years immediately preceding the date that we are required to restate our financial restatements that was in excess of the amount the executive officer would have received if the compensation had been calculated based on the financial results reported in the restated financial statements. "Incentive-Based Compensation" means any compensation provided that is granted, earned, or vested based in whole or in part upon the attainment of a financial reporting measure. The Clawback Policy amended and restated our previous policy, which continues to apply to incentive-based compensation received prior to October 2, 2023 (the effective date of the Clawback Policy).

Policy on Trading, Pledging, and Hedging of Company Stock

We have adopted an insider trading policy and related Rule 10b5-1 trading plan policy, which we believe are reasonably designed to promote compliance with applicable insider trading laws, rules, regulations, and NYSE listing standards. It is also our company’s policy to comply with applicable insider trading laws, rules, and regulations, and NYSE listing standards when engaging in transactions in company securities.

Our insider trading policy prohibits our officers, directors, employees, designated consultants, and their affiliated persons from trading in company securities while in possession of material nonpublic information about our company. The policy also prohibits tipping (i.e., disclosing material nonpublic information about our company to others who may trade of the basis of that information).

Under our insider trading policy, designated insiders may only trade in company securities during open trading windows at a time when they do not possess material nonpublic information about our company. We also require our executive officers, directors, and certain other employees to receive approval before trading in company securities.

Our insider trading policy also expressly prohibits short sales; purchases or sales of puts, calls, or other derivative securities or hedging transactions; using company securities as collateral in a margin account; or pledging company securities as collateral for a loan.

Any waiver of the provisions of this policy requires the approval of our Audit Committee. To date, no such requests have been made or approved.

We have adopted an additional policy that governs adoption, modification and termination of written securities trading plans, known as Rule 10b5-1 plans, by our directors, executive officers and certain other persons ("Covered Persons"). These plans are intended to take advantage of a safe harbor provided under SEC rules from liability for violating federal antifraud prohibitions that proscribe certain insider trading, including Section 10(b) of the Exchange Act. A qualifying Rule 10b5-1 plan may only be entered into when the individual is not in possession of material nonpublic information about the company and must authorize a broker to buy or sell shares of our common stock on a periodic basis pursuant to parameters established by the Covered Person when entering into the plan, without further direction from them. A Covered Person may amend or terminate a Rule 10b5-1 plan in certain circumstances. Our policy provides that all Rule 10b5-1 plans must comply with SEC rules applicable to the Rule 10b5-1 safe harbor and imposes additional requirements and limitations. A Covered Person also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy.

Equity Award Grant Policy

Under a policy adopted by our Board, we have adopted the following equity award grant practices and procedures. We do not time our equity grants either to take advantage of a depressed stock price, or an anticipated increase in stock price, and we have limited the amount of discretion that can be exercised in connection with the timing of awards. We generally make awards only on pre-determined dates to ensure that equity awards cannot be timed to take advantage of material, nonpublic information.

Our annual equity awards are granted after our fourth quarter and fiscal year financial results have been announced publicly, within a trading window under our company's insider trading policy. Grants of annual equity awards to current employees will be made during our first fiscal quarter, effective on June 5, and are approved by the Compensation Committee.

Grants of off-cycle equity awards for new hires, promotions, or retention are generally made once per month effective on or around the 15th day of each month. The Compensation Committee also has authority to grant off-cycle equity awards. The Board has delegated the Chief Executive Officer with non-exclusive authority to grant up to a specified dollar amount of off-cycle new hire, promotion and retention-related RSUs and PSUs during each fiscal year of the company to employees who are below the Senior Vice President level and not otherwise Section 16 officers of the company (which include all of our executive officers). Unless otherwise approved by the Compensation Committee, any such awards approved by the Chief Executive Officer during a fiscal year must reflect grants per individual employee that are not in excess of the applicable maximum value per range (depending on level in our company) and are within applicable banding or other award-related guidelines approved from time to time by the Board or the Compensation Committee.

For grants of RSUs and PSUs, the number of shares subject to each equity award is calculated by dividing the dollar value of the approved award by the 30-day closing price average of our common stock on the NYSE through the day of grant, rounded up to the nearest one share. For grants of stock options, the exercise price will be equal to (or, if specified in the approval of a stock option award, greater than) the closing market price on the NYSE of one share of our common stock on the effective date of the grant, or, if no closing price is reported for such date, the closing price on the last preceding date for which a closing price is reported.

Under our policy, any grants of equity awards that are stock options, stock appreciation rights, or similar option-like awards will only be granted to an executive officer during a trading window under our company's insider trading policy and on a date that is two business days after our company files a Form 10-K, Form 10-Q, or Form 8-K that includes material nonpublic information (including, without limitation, earnings information). We did not grant any stock options, stock appreciation rights, or similar option-like awards in fiscal 2025.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally imposes limitations on the deductibility for corporate federal income tax purposes of remuneration in excess of $1 million paid to certain executive officers and other individuals. As a result, we expect that compensation awarded to our U.S.-based named executive officers will not be deductible to the extent it exceeds the $1 million threshold.

In designing our executive compensation program and determining the compensation of our executive officers, including our named executive officers, the Compensation Committee considers a variety of factors, including the potential impact of the deduction limit under Section 162(m) of the Internal Revenue Code. However, the Compensation Committee will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m) of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its compensation goals. The Compensation Committee believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expense.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Internal Revenue Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any named executive officers, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Internal Revenue Code.

Section 409A of the Internal Revenue Code

Section 409A of the Internal Revenue Code imposes additional significant taxes in the event that an executive officer, director, or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code applies to our Deferred Compensation Plan and may apply to certain severance arrangements, bonus arrangements, and equity awards. We structure all our severance arrangements, bonus arrangements, and equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, to comply with the applicable requirements of Section 409A.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation—Stock Compensation (“ASC 718”) for our stock-based compensation awards. ASC 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our Board, including stock options and restricted stock unit awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Compensation Risk Assessment

We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. As described more fully above, we structure our pay to consist of both fixed and variable compensation. We believe this structure motivates our executives to produce superior short- and long-term results that are in the best interests of our company and stockholders in order to attain our ultimate objective of increasing stockholder value, and we have established, and our Compensation Committee endorses, several controls to address and mitigate compensation related risk. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement, which is incorporated by reference in our annual report on Form 10-K for the fiscal year ended March 31, 2025.

THE COMPENSATION COMMITTEE OF THE BOARD
OF DIRECTORS OF DYNATRACE, INC.

Michael Capone, Chair
Amol Kulkarni
Stephen Lifshatz

The information contained in this report shall not be deemed to be (1) “soliciting material”; (2) “filed” with the SEC; (3) subject to Regulations 14A or 14C of the Exchange Act; or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents the compensation awarded to, earned by, and paid during the fiscal years ended March 31, 2025, 2024, and 2023 for each of our named executive officers.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($) (6)	Total ($)
Rick McConnell Chief Executive Officer	2025	675,000	—	18,000,733	671,828	32,787	19,380,348
	2024	655,000	—	15,896,813	696,265	31,556	17,279,634
	2023	630,000	—	13,234,082	670,572	28,509	14,563,163
Jim Benson EVP, Chief Financial Officer and Treasurer	2025	505,000	—	6,000,311	376,970	15,737	6,898,018
	2024	490,000	—	5,393,626	390,653	13,637	6,287,916
	2023	179,924	—	11,161,151	143,634	6,805	11,491,514
Dan Zugelder EVP, Chief Revenue Officer	2025	490,000	—	5,018,402	487,697	27,313	6,023,412
	2024	352,292	250,000	13,348,691	374,486	2,190	14,327,659
Bernd Greifeneder (5) EVP, Chief Technology Officer	2025	445,931	—	5,018,402	310,696	282	5,775,311
	2024	429,512	—	4,825,814	319,600	17,433	5,592,359
	2023	408,584	—	4,411,906	260,938	—	5,081,428
Matthias Dollentz-Scharer (5) Former EVP, Chief Customer Officer	2025	432,797	—	3,709,298	301,533	13,545	4,457,173
	2024	404,221	—	2,838,739	257,812	24,681	3,525,453
	2023	345,875	—	2,090,182	220,889	9,701	2,666,647

(1)Reflects base salaries earned for the applicable fiscal year. Jim Benson's base salary for fiscal 2023 reflects the amount that he earned from his start date at our company through the end of that fiscal year. Dan Zugelder's base salary for fiscal 2024 reflects the amount that he earned from his start date at our company through the end of that fiscal year.
(2)Reflects a cash sign-on bonus paid to Dan Zugelder in fiscal 2024 in connection with joining the company.
(3)Amounts reported in this column do not reflect stock award compensation actually received by each named executive officer. The amounts reported in this column reflect the aggregate grant date fair value of time-based RSUs, Financial PSUs, and rTSR PSUs granted to our named executive officers during the fiscal years ended March 31, 2025, 2024, and 2023, computed in accordance with FASB ASC Topic 718. These aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the restricted stock units reported in this column are set forth in note 15 to our audited consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended March 31, 2025, which was filed with the SEC on May 22, 2025. The amounts reported in this column reflect the accounting cost for these stock awards and may not correspond to the actual economic value that will be received by the named executive officers upon vesting of the awards.
The aggregate grant date fair value of Financial PSUs granted in fiscal 2025 is reported at the probable outcome, which is assumed to be the target level of performance. The aggregate grant date fair value of Financial PSUs granted during fiscal 2025, assuming maximum achievement (200%), was $9,908,484 for Rick McConnell, $3,302,890 for Jim Benson, $2,762,336 for Dan Zugelder, $2,762,336 for Bernd Greifeneder, and $2,041,783 for Matthias Dollentz-Scharer. For rTSR PSUs granted in fiscal 2025, the achievement of rTSR is considered a market condition, and the effect of that market condition is reflected in the aggregate grant date fair value of these units. We calculate the aggregate grant date fair value of the rTSR PSUs using the Monte Carlo simulation model to account for the market condition. This requires the input of assumptions, including the fair value of our underlying common stock, the expected performance period of the award, the expected volatility of the price of the company’s and peer group’s common stock, risk-free interest rates, and the expected dividend yield of the company’s common stock. The aggregate grant date fair value of rTSR PSUs granted during fiscal 2025, assuming maximum achievement (200%), was $9,578,812 for Rick McConnell, $3,192,946 for Jim Benson, $2,670,514 for Dan Zugelder, $2,670,514 for Bernd Greifeneder, and $1,973,480 for Matthias Dollentz-Scharer.

The aggregate grant date fair value of Financial PSUs granted during fiscal 2024, assuming maximum achievement (200%), was $15,896,813 for Rick McConnell, $5,393,626 for Jim Benson, $13,348,691 for Dan Zugelder, $4,825,814 for Bernd Greifeneder, and $2,838,739 for Matthias Dollentz-Scharer. The aggregate grant date fair value of Financial PSUs granted during fiscal 2023, assuming maximum achievement (150%), was $9,925,561 for Rick McConnell, $3,308,930 for Bernd Greifeneder, and $1,567,637 for Matthias Dollentz-Scharer.

(4)The amounts reported in this column represent bonuses paid under our annual STI plan based on company performance for the applicable fiscal year. The amounts reported for Jim Benson for fiscal 2023 and Dan Zugelder for fiscal 2024 are pro-rated to reflect their respective partial first fiscal year of employment at our company.

(5)Bernd Greifeneder and Matthias Dollentz-Scharer are paid their base salaries and annual STI bonuses in Euros. The applicable U.S. dollar amounts in this table for them for fiscal 2025, 2024, 2023 are based on an exchange rate of 1 EUR:USD 1.0818, 1 EUR:USD 1.0811, and 1 EUR:USD 1.0839, respectively.
(6)The following table sets forth amounts included in the "All Other Compensation" column for our named executive officers for fiscal 2025.

Name	Insurance Premium Contributions ($) (a)	401(k) Plan - Company Matching Contributions ($)	Telecommunications ($)	All Other Amounts ($)(b)	Total ($)
Rick McConnell	5,057	10,500	1,625	15,605	32,787
Jim Benson	3,649	10,463	1,625	-	15,737
Dan Zugelder	-	10,465	1,625	15,223	27,313
Bernd Greifeneder	-	-	-	282	282
Matthias Dollentz-Scharer	-	-	-	13,545	13,545
(a)    Reflects disability insurance premiums.
(b)    For Rick McConnell, the amount reported reflects expenses of $8,263 related to Rick and his spouse attending the company's annual President's Club (our sales recognition event) and a related tax gross-up of $7,342. For Dan Zugelder, the amount reported reflects expenses of $8,263 related to Dan and his spouse attending the company's annual President's Club event and a related tax gross-up of $6,960. For Bernd Greifeneder, the amount reported reflects a local benefit in kind of $282 for parking and a tax-free payment for home office days. For Matthias Dollentz-Scharer, the amount reported reflects a company contribution of $12,984 in connection with his participation in an Austrian defined contribution retirement plan, and a local benefit in kind of $561 for parking and a tax-free payment for home office days.

Grants of Plan-Based Awards for Fiscal 2025

The following table shows information regarding grants of plan-based awards during the fiscal year ended March 31, 2025 to the company’s named executive officers.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All other Stock Awards: Number of Shares of Stock or Units (3) (#)	Grant Date Fair Value of Stock and Option Awards (4) ($)
		Type of Award	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Rick McConnell	-	STI	337,500	675,000	1,012,500	-	-	-	-	-
	6/5/24	Financial PSUs	-	-	-	-	106,132	212,264	-	4,954,242
	6/5/24	rTSR PSUs				-	70,755	141,510	-	4,789,406
	6/5/24	RSUs							176,887	8,257,085
Jim Benson	-	STI	189,375	378,750	568,125	-	-	-	-
	6/5/24	Financial PSUs	-	-	-	-	35,378	70,756	-	1,651,445
	6/5/24	rTSR PSUs				-	23,585	47,170	-	1,596,473
	6/5/24	RSUs							58,963	2,752,393
Dan Zugelder	-	STI	245,000	490,000	735,000	-	-	-	-
	6/5/24	Financial PSUs	-	-	-	-	29,588	59,176	-	1,381,168
	6/5/24	rTSR PSUs				-	19,726	39,452	-	1,335,257
	6/5/24	RSUs							49,314	2,301,978
Bernd Greifeneder(5)	-	STI	156,076	312,152	468,228	-	-	-	-
	6/5/24	Financial PSUs	-	-	-	-	29,588	59,176	-	1,381,168
	6/5/24	rTSR PSUs				-	19,726	39,452	-	1,335,257
	6/5/24	RSUs							49,314	2,301,978
Matthias Dollentz-Scharer(5)	-	STI	151,479	302,958	454,437	-	-	-	-
	6/5/24	Financial PSUs	-	-	-	-	21,870	43,740	-	1,020,892
	6/5/24	rTSR PSUs				-	14,580	29,160	-	986,920
	6/5/24	RSUs							36,450	1,701,486

(1)Represents the amounts that each named executive officer was eligible to receive under our annual STI plan for fiscal 2025 based on financial performance. Threshold for the annual STI plan for fiscal 2025 reflects achievement at threshold for each of the two financial metrics. The actual amount received by each executive officer is set forth in the Summary Compensation Table above under the column titled "Non-Equity Incentive Plan Compensation".
(2)Represents the number of shares of common stock subject to Financial PSUs and rTSR PSUs granted in fiscal 2025 at target and maximum performance.
Financial PSUs granted on June 5, 2024 vest over three years and include a one-year financial performance condition. 33% of the earned Financial PSUs vested on June 5, 2025 (the first anniversary of the grant date) and the remainder vest in equal quarterly installments over the following two years. The number of shares earned pursuant to the Financial PSUs was based 75% upon the company’s achievement of a revenue target, and 25% upon the company’s achievement of an NGOI target.
rTSR PSUs granted on June 5, 2024 are based on the company’s stock price performance relative to companies that are the constituents of the Russell 3000 index over performance periods of one, two, and three fiscal years that began on April 1, 2024 and end on March 31, 2025, March 31, 2026 and March 31, 2027, respectively. The number of rTSR PSUs that a named executive officer can receive in each performance period ranges from 0% to 200% of target and is based on one-third of the total number of rTSR PSUs granted, multiplied by the applicable payout percentage of target (as determined by a pre-established scale) based on the company's rTSR percentile rank in comparison to companies that are constituents of the Russell 3000 index for the applicable performance period. The rTSR PSUs for the one year performance period ended March 31, 2025 vested on June 5, 2025. The earning of the remaining two-thirds of the rTSR PSUs granted on June 5, 2024 will be dependent on the company's performance for the two and three year performance periods that started on April 1, 2024 and end on March 31, 2026 and March 31, 2027, respectively.

(3)Represents the number of shares of common stock subject to time-based RSUs granted in fiscal 2025. RSUs granted as part of annual awards on June 5, 2024 vest over three years. 33% of the RSUs vested on June 5, 2025 (the first anniversary of the grant date) and the balance vest in eight equal quarterly installments thereafter.
(4)The amounts reported in this column reflect the grant date fair value of time-based RSUs, Financial PSUs, and rTSR PSUs granted to our named executive officers, computed in accordance with FASB ASC Topic 718. For additional information, please see note 3 to the Summary Compensation Table above.
(5)Bernd Greifeneder and Matthias Dollentz-Scharer are paid their annual STI bonuses in Euros. The applicable U.S. dollar amounts in this table for their non-equity incentive plan awards are based on an exchange rate of 1 EUR:USD 1.0818 as of March 31, 2025.

Outstanding Equity Awards at 2025 Fiscal Year End Table

The following table presents information regarding all outstanding equity-based awards held by each of our named executive officers on March 31, 2025.

		Option Awards (1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Rick McConnell	12/13/2021	-	-	-	-	15,825(3)	746,149	-	-
	6/5/2022	-	-	-	-	27,916(4)	1,316,239	-	-
	6/5/2023	-	-	-	-	148,766(5)	7,014,317	-	-
	6/5/2024	-	-	-	-	314,858(6)	14,845,555	-	-
	6/5/2024	-	-	-	-	32,405(7)	1,527,896	-	-
	6/5/2024	-	-	-	-	-	-	47,170(12)	2,224,066
	6/5/2024	-	-	-	-	-	-	47,170(13)	2,224,066
Jim Benson	12/15/2022	-	-	-	-	124,123(8)	5,852,399	-	-
	6/5/2023	-	-	-	-	50,471(5)	2,379,708	-	-
	6/5/2024	-	-	-	-	104,954(6)	4,948,581	-	-
	6/5/2024	-	-	-	-	10,801(7)	509,267	-	-
	6/5/2024	-	-	-	-	-	-	15,724(12)	741,387
	6/5/2024	-	-	-	-	-	-	15,724(13)	741,387
Dan Zugelder	7/15/2023	-	-	-	-	127,075(9)	5,991,586	-	-
	6/5/2024	-	-	-	-	87,778(6)	4,138,733	-	-
	6/5/2024	-	-	-	-	9,034(7)	425,953	-	-
	6/5/2024	-	-	-	-	-	-	13,150(12)	620,023
	6/5/2024	-	-	-	-	-	-	13,152(13)	620,117
Bernd Greifeneder	7/31/2019	243,000	-	16.00	7/31/2029	-	-	-	-
	5/15/2020	106,400	-	33.03	5/15/2030	-	-	-	-
	5/15/2021	-	-	-	-	4,094(10)	193,032	-	-
	6/5/2022	-	-	-	-	9,306(4)	438,778	-	-
	6/5/2023	-	-	-	-	45,159(5)	2,129,247	-	-
	6/5/2024	-	-	-	-	87,778(6)	4,138,733	-	-
	6/5/2024	-	-	-	-	9,034(7)	425,953	-	-
	6/5/2024	-	-	-	-	-	-	13,150(12)	620,023
	6/5/2024	-	-	-	-	-	-	13,152(13)	620,117
Matthias Dollentz-Scharer	5/15/2021	-	-	-	-	1,712(10)	80,721	-	-
	6/5/2022	-	-	-	-	3,722(4)	175,492	-	-
	8/15/2022	-	-	-	-	1,312 (11)	61,861	-	-
	6/5/2023	-	-	-	-	26,562(5)	1,252,398	-	-
	6/5/2024	-	-	-	-	64,881(6)	3,059,139	-	-
	6/5/2024	-	-	-	-	6,677(7)	314,821	-	-
	6/5/2024	-	-	-	-	—	—	9,720(12)	458,298
	6/5/2024	-	-	-	-	—	—	9,720(13)	458,298

(1)For stock options granted on July 31, 2019 and May 15, 2020, 25% of each award vested on the first anniversary of the grant date, with the balance vesting in 12 equal quarterly installments thereafter.
(2)Based on the NYSE closing price on March 31, 2025 of $47.15 per share.
(3)Represents the remaining unvested portion of Rick McConnell’s sign-on award of RSUs that he received when he joined our company in December 2021. 50% of the RSUs granted vested in two equal installments on November 15, 2022 and November 15, 2023. For the remaining 50% of the RSUs granted, 25% vested on November 15, 2022 and the balance vests in equal quarterly installments thereafter until fully vested on November 15, 2025, subject to Rick McConnell's continued employment on the applicable vesting dates.

(4)Represents RSUs and Financial PSUs granted on June 5, 2022 as part of annual awards. 33% of the RSUs and Financial PSUs granted vested on June 5, 2023 and the balance of the RSUs and Financial PSUs vested in equal quarterly installments thereafter until fully vested on June 5, 2025. The Financial PSUs reflect units earned following certification by the Compensation Committee of certain financial performance results for the company's fiscal year 2023 that started on April 1, 2022 and ended on March 31, 2023.
(5)Represents RSUs and Financial PSUs granted on June 5, 2023 as part of annual awards. 33% of the RSUs and Financial PSUs granted vested on June 5, 2024 and the balance of the RSUs and Financial PSUs vest in equal quarterly installments thereafter until fully vested on June 5, 2026, subject to each named executive officer's continued employment on the applicable vesting dates. The Financial PSUs reflect units earned following certification by the Compensation Committee of certain financial performance results for the company's fiscal year 2024 that started on April 1, 2023 and ended on March 31, 2024.
(6)Represents RSUs and Financial PSUs granted on June 5, 2024 as part of annual awards. 33% of the RSUs and Financial PSUs granted vested on June 5, 2025 and the balance of the RSUs and Financial PSUs vest in equal quarterly installments thereafter until fully vested on June 5, 2027, subject to each named executive officer's continued employment on the applicable vesting date. The Financial PSUs reflect units earned following certification by the Compensation Committee of certain financial performance results for the company's fiscal year 2025 that started on April 1, 2024 and ended on March 31, 2025.
(7)Represents rTSR PSUs granted on June 5, 2024 as part of annual awards. These rTSR PSUs vested on June 5, 2025. The rTSR PSUs reflect units earned following certification by the Compensation Committee of certain performance conditions related to rTSR for the one year performance period that started on April 1, 2024 and ended on March 31, 2025.
(8)Represents the remaining unvested portion of Jim Benson's sign-on award of RSUs that he received after he joined our company in November 2022. 25% of the RSUs granted vested on December 15, 2023 and the balance of the RSUs vest in equal quarterly installments thereafter until fully vested on December 15, 2026, subject to Jim Benson's continued employment on the applicable vesting dates.
(9)Represents the remaining unvested portion of Dan Zugelder's sign-on equity award that he received after he joined our company in July 2023. 12.5% of the RSUs granted vested on December 5, 2023 and the balance of the RSUs vest in equal quarterly installments thereafter through June 5, 2027, subject to Dan Zugelder's continued employment on the applicable vesting dates. The Financial PSUs were earned following certification by the Compensation Committee of certain financial performance results for the company's fiscal year 2024 that started on April 1, 2023 and ended on March 31, 2024. 33% of the Financial RSUs granted vested on June 5, 2024 and the balance of the RSUs vest in equal quarterly installments thereafter until fully vested on June 5, 2026, subject to Dan Zugelder's continued employment on the applicable vesting dates. The amount reflected includes 57,487 RSUs and 69,588 Financial PSUs.
(10)Represents RSUs and Financial PSUs granted on May 15, 2021 as part of annual awards. 25% of the RSUs and Financial PSUs granted vested on May 15, 2022 and the balance of the RSUs and Financial PSUs vested in equal quarterly installments thereafter until fully vested on May 15, 2025. The Financial PSUs reflect units earned following certification by the Compensation Committee of certain financial performance results for the company's fiscal year 2022 that started on April 1, 2021 and ended on March 31, 2022.
(11)Represents the remaining unvested portion of Matthias Dollentz-Scharer's award of RSUs and PSUs that he received in connection with a promotion. 33% of the RSUs and Financial PSUs granted vested on August 15, 2023 and the balance of the RSUs and Financial PSUs vest in equal quarterly installments thereafter until fully vested on August 15, 2025. The Financial PSUs reflect units earned following certification by the Compensation Committee of certain financial performance results for the company's fiscal year 2023 that started on April 1, 2022 and ended on March 31, 2023. The amount reflected includes 636 RSUs and 676 Financial PSUs.
(12)Represents rTSR PSUs granted on June 5, 2024 as part of annual awards for the two year performance period that began on April 1, 2024 and ends on March 31, 2026. These rTSR PSUs vest on June 5, 2026 and the number of rTSR earned will be dependent on the Compensation Committee's certification of certain performance conditions related to rTSR for the two year performance period. As rTSR performance for the first year of the performance period was above threshold, the number of rTSR PSUs reflected represents the maximum number of shares that may be issued following the end of the two year performance period (200% of target).
(13)Represents rTSR PSUs granted on June 5, 2024 as part of annual awards for the three year performance period that began on April 1, 2024 and ends on March 31, 2027. These rTSR PSUs vest on June 5, 2027 and the number of rTSR earned will be dependent on the Compensation Committee's certification of certain performance conditions related to rTSR for the three year performance period. As rTSR performance for the first year of the performance period was above threshold, the number of rTSR PSUs reflected represents the maximum number of shares that may be issued following the end of the three year performance period (200% of target).

Option Exercises and Stock Vested in Fiscal 2025

The following table sets forth, for each of the named executive officers, information with respect to the exercise of stock options and the vesting of restricted stock unit awards during the year ended March 31, 2025.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Rick McConnell	-	-	339,270	17,346,338
Jim Benson	-	-	140,995	7,051,169
Dan Zugelder	-	-	122,148	6,189,418
Bernd Greifeneder	-	-	118,820	6,086,243
Matthias Dollentz-Scharer	45,987	2,545,201	62,594	3,196,225

(1)Amounts disclosed in this column were calculated based on the difference between the fair market value of our common stock on the date of exercise and the exercise price of the options.
(2)Amounts disclosed in this column were calculated based on the fair market value of our common stock on the date upon which the restricted stock unit awards vested or, if the vesting date is not a trading day, based upon the closing price on the last trading day immediately preceding the vesting date.

Non-Qualified Deferred Compensation Plan

We offer a non-qualified Deferred Compensation Plan which provides eligible U.S. employees with the opportunity to defer up to 75% of their eligible base salary, up to 100% of their eligible fiscal year bonus, and up to 100% of eligible commissions in excess of the limits imposed on the 401(k) plan by the Internal Revenue Code. Account balances under the Deferred Compensation Plan are credited with income, gains, and losses based on the performance of investment funds selected by the participant from a list of funds designated by our company. We do not make matching contributions under the Deferred Compensation Plan, but are permitted to make discretionary contributions. However, we did not make any contributions to the Deferred Compensation Plan in our fiscal 2025.

The following table sets forth information with respect to deferrals made by Jim Benson, who was the only named executive officer participating in the Deferred Compensation Plan during fiscal 2025.

Name	Executive contributions in last fiscal year ($)(1)	Registrant contributions in last fiscal year ($)	Aggregate earnings in last fiscal year($)(2)	Aggregate withdrawals/contributions ($)	Aggregate balance at last fiscal year end (3)
Jim Benson	262,709	-	4,290	-	319,825

(1)Amounts disclosed in this column are reflected in the "Salary" column of the Summary Compensation Table.
(2)None of the earnings set forth in this column are considered above-market or preferential as determined under SEC rules, and, therefore, none of such amounts are reflected in the Summary Compensation Table.
(3)The balance shown represents compensation already reported in the Summary Compensation Table in this Proxy Statement, except for any earnings that were not above-market or preferential as determined under SEC rules.

Potential Payments Upon Termination or Change in Control

Employment Agreements with Named Executive Officers

We have entered into employment agreements with each of our named executive officers. Each of these agreements provides for “at will” employment (subject to any applicable notice periods) and sets forth terms and conditions of employment, including base salary, target annual bonus opportunity and standard employee benefit plan participation.

In addition, each of our named executive officers has entered into an agreement with us which contains protections of confidential information, requires the assignment of inventions, and contains other restrictive covenants.

Rick McConnell

Rick McConnell is party to an employment agreement with us that was amended and restated in March 2023 and superseded his initial employment agreement entered into in December 2021 when he joined our company. This agreement has no specific term and constitutes at-will employment. Under the amended and restated agreement, we agreed to pay Rick an initial base salary of $630,000 per year, which will be reviewed annually and is subject to change from time to time by our Compensation Committee in its discretion. Rick is eligible to receive annual incentive compensation with a target of 100% of his base salary, subject to the terms of applicable incentive compensation plans. Rick is also entitled to participate in all employee benefit plans and vacation policies in effect for our U.S. employees.

Jim Benson

Jim Benson is party to an employment agreement with us that became effective in November 2022 when he joined our company. This employment agreement has no specific term and constitutes at-will employment. Under the agreement, we agreed to pay Jim an initial base salary of $475,000, which will be reviewed annually and is subject to change from time to time by our Compensation Committee in its discretion. Under the agreement, Jim is eligible to receive annual incentive compensation with a target of 75% of his base salary, subject to the terms of applicable incentive compensation plans. Notwithstanding the foregoing, for fiscal 2023 only, Jim was guaranteed annual incentive compensation at target attainment (as opposed to 75% of his base salary). Jim is also entitled to participate in all employee benefit plans and vacation policies in effect for our U.S. employees.

Dan Zugelder

Dan Zugelder is party to an employment agreement with us that became effective in July 2023 when he joined our company. This employment agreement has no specific term and constitutes at-will employment. Under the agreement, we agreed to pay Dan an initial base salary of $475,000, which will be reviewed annually and is subject to change from time to time by our Compensation Committee in its discretion. Under the agreement, Dan is eligible to receive annual incentive compensation with a target of not less than 100% of his base salary, subject to the terms of applicable incentive compensation plans. Dan's fiscal 2024 STI award was pro-rated based on the number of days that he was employed by our company in fiscal 2024. Dan is also entitled to participate in all employee benefit plans and vacation policies in effect for our U.S. employees.

Bernd Greifeneder

Bernd Greifeneder is party to an employment agreement with us that became effective in August 2019. This employment agreement has no specific term. Bernd’s annual base salary as of March 31, 2025 was EUR 412,212, which will be reviewed annually and is subject to change from time to time by our Compensation Committee in its discretion. Bernd is also eligible to receive an annual bonus based upon the achievement of business metrics established by our Compensation Committee under and subject to the terms of our annual short-term incentive plan. Bernd’s target annual bonus for fiscal 2025 was 70% of his base salary and is subject to review and change from time to time by our Compensation Committee or Board in its discretion. Bernd is also entitled to participate in all employee benefit plans and vacation policies in effect for our Austrian employees.

Matthias Dollentz-Scharer

In April 2025, we entered into a transition and termination agreement with Matthias Dollentz-Scharer in connection with his planned retirement from the company, reflecting our mutual agreement for Matthias to terminate his employment and step down as the company's Executive Vice President, Chief Customer Officer (the “Transition and Termination Agreement”). The Transition and Termination Agreement is discussed in more detail later in this section and superseded aspects of his employment agreement discussed immediately below.

Prior to entering into the Transition and Termination Agreement, we entered into an employment agreement with Matthias Dollentz-Scharer that became effective in September 2019 (the “Matthias Employment Agreement”). The Matthias Employment Agreement had no specific term. Pursuant to the Matthias Employment Agreement, (i) annual base salary was to be reviewed annually and was subject to change from time to time by our Compensation Committee in its discretion. Matthias was also eligible to receive an annual bonus based upon the achievement of business metrics established by our Compensation Committee under and subject to the terms of our annual short-term incentive plan, (iii) Matthias’ target annual bonus was subject to review and change from time to time by our Compensation Committee or Board in its discretion. Prior to Matthias’ termination he was entitled to participate in all employee benefit plans and vacation policies in effect for our Austrian employees and the company made contributions on behalf of Matthias to an Austrian defined contribution retirement plan.

Severance and Potential Payments Upon a Change in Control

Pursuant to the employment agreements as currently in effect with our named executive officers (other than Matthias Dollentz-Scharer), if a named executive officer's employment is terminated by us without cause, or good cause as defined in the employment agreements, or by the named executive officer for good reason (for Bernd Greifeneder, good cause), as defined in the employment agreements, or in connection with a change in control (a "Sale Event," as defined in our 2019 Equity Incentive Plan) and subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, the named executive officers will be entitled to receive the benefits described below.

Rick McConnell

Pursuant to Rick McConnell’s amended and restated employment agreement, if his employment is terminated without cause, as such term is defined in his employment agreement, or if Rick McConnell terminates his employment for good reason, as such term is defined in the employment agreement, and if he executes a separation and release agreement, we will be obligated to (i) pay him a cash severance payment equal to the sum of 12 months of his then-current base salary, the amount of any bonus earned in respect of the prior fiscal year that would have been paid if his employment had not been terminated and 100% of his target bonus for the then-current year, with payments made ratably over a 12 month period, and (ii) subject to Rick’s copayment of premium amounts, if he elects healthcare continuation coverage under COBRA, pay up to 12 monthly payments equal to the monthly employer contribution that the company would have made to provide health insurance to him if he had remained employed by the company.

If Rick McConnell’s employment is terminated without cause or he terminates his employment for good reason either three months before or during the 12-month period after a change in control, and if he executes a separation and release agreement, then in lieu of the payments and benefits set forth above, he would be entitled to (i) a lump-sum cash severance payment equal to the sum of 24 months of his then-current base salary and the amount of any bonus earned in respect of the prior fiscal year that would have been paid if his employment had not been terminated, (ii) acceleration of all unvested equity awards, as of the later of (A) the date of termination or (B) the effective date of a separation and release agreement, and (iii) subject to Rick’s copayment of premium amounts, if he elects healthcare continuation coverage under COBRA, the company will pay up to 18 monthly payments equal to the monthly employer contribution that the company would have made to provide health insurance to him if he had remained employed by the company.

Jim Benson

Pursuant to Jim Benson’s employment agreement, if his employment is terminated without cause, as such term is defined in his employment agreement, or if Jim Benson terminates his employment for good reason, as such term is defined in the employment agreement, and if he executes a separation and release agreement, we will be obligated to (i) pay him a cash severance payment equal to the sum of 12 months of his then-current base salary and the amount of any bonus earned in respect of the prior fiscal year that would have been paid if his employment had not been terminated, with payments ratably over a 12 month period, and (ii) subject to Jim’s copayment of premium amounts, if he elects healthcare continuation coverage under COBRA, pay up to 12 monthly payments equal to the monthly employer contribution that the company would have made to provide health insurance to him if he had remained employed by the company.

If Jim Benson’s employment is terminated without cause or he terminates his employment for good reason either three months before or during the 12-month period after a change in control, and if he executes a separation and release agreement, then in lieu of the payments and benefits set forth above, he would be entitled to (i) a lump-sum cash severance payment equal to the sum of 18 months of his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) and the amount of any bonus earned in respect of the prior fiscal year that would have been paid if his employment had not been terminated, (ii) acceleration of all unvested equity awards, as of the later of (A) the date of termination or (B) the effective date of a separation and release agreement, and (iii) subject to Jim’s copayment of premium amounts, if he elects healthcare continuation coverage under COBRA, the company will pay up to 18 monthly payments equal to the monthly employer contribution that the company would have made to provide health insurance to him if he had remained employed by the company.

Dan Zugelder

Pursuant to Dan Zugelder’s employment agreement, if his employment is terminated without cause, as such term is defined in his employment agreement, or if Dan Zugelder terminates his employment for good reason, as such term is defined in the employment agreement, and if he executes a separation and release agreement, we will be obligated to (i) pay him a cash severance payment equal to the sum of 12 months of his then-current base salary and the amount of any bonus earned in respect of the prior fiscal year that would have been paid if his employment had not been terminated, with payments ratably over a 12 month period, and (ii) subject to Dan’s copayment of premium amounts, if he elects healthcare continuation coverage under COBRA, pay up to 12 monthly payments equal to the monthly employer contribution that the company would have made to provide health insurance to him if he had remained employed by the company.

If Dan Zugelder’s employment is terminated without cause or he terminates his employment for good reason either three months before or during the 12-month period after a change in control, and if he executes a separation and release agreement, then in lieu of the payments and benefits set forth above, he would be entitled to (i) a lump-sum cash severance payment equal to the sum of 18 months of his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) and the amount of any bonus earned in respect of the prior fiscal year that would have been paid if his employment had not been terminated, (ii) acceleration of all unvested equity awards, as of the later of (A) the date of termination or (B) the effective date of a separation and release agreement, and (iii) subject to Dan’s copayment of premium amounts, if he elects healthcare continuation coverage under COBRA, the company will pay up to 18 monthly payments equal to the monthly employer contribution that the company would have made to provide health insurance to him if he had remained employed by the company.

Bernd Greifeneder

Pursuant to Bernd Greifeneder’s employment agreement, if his employment is terminated by either party, the terminating party must give the other at least six months’ prior notice, which may be waived in the other’s party’s discretion in accordance with Austrian law. In the event that Bernd Greifeneder’s employment is terminated by us without cause, as such term is defined in his employment agreement, or if he terminates his employment for cause, as such term is defined in his employment agreement, and if he executes a separation and release agreement, we will be obligated to (i) pay him a cash severance payment equal to the sum of six months of his then-current base salary, plus (ii) the amount of any accrued statutory claims.

If Bernd Greifeneder’s employment with us is terminated by us without cause or by him for cause either three months before or during the 12-month period after a change in control, and if he executes a separation and release agreement, he would be entitled to (i) a lump-sum cash severance payment equal to 12 months of his then-current base salary, (ii) acceleration of all unvested equity awards effective upon the earlier of (A) the date that employment is effectively terminated or (B) the day that he goes on garden leave in lieu of notice, and (iii) the amount of any accrued statutory claims.

Matthias Dollentz-Scharer

In April 2025, we entered into the Transition and Termination Agreement with Matthias Dollentz-Scharer in connection with his planned retirement from the company, reflecting our mutual agreement for Matthias to terminate his employment and step down as the company's Executive Vice President, Chief Customer Officer. The terms of the Transition and Termination Agreement include: (i) Matthias would continue to serve as the company’s Chief Customer Officer until May 12, 2025 (the “Transition Date”), any earlier Prior Termination Date (as defined in the Transition and Termination Agreement), or such earlier date that the company’s new Chief Customer Officer commences employment (the “Earlier Transition Date”); (ii) for the period between the Transition Date or the Earlier Transition Date through June 30, 2025 or an earlier Prior Termination Date, Matthias would continue providing services to a subsidiary of the company as an Executive Advisor and would serve in such capacity and provide such transition assistance as the company’s Chief Executive Officer or new Chief Customer Officer may reasonably request; and (iii) until September 30, 2025 (the expected termination date of his service relationship) or an earlier Prior Termination Date, Matthias will be paid his current base salary (including a pro-rated 13th and 14th month salary, as are customarily paid in Austria, where Matthias is located), receive a payout for his short-term incentive award for the company's fiscal 2025 in accordance with the terms and conditions of such award, and continue to vest in his outstanding equity awards in accordance with the terms and conditions of such awards. The Transition and Termination Agreement includes Matthias' confirmation of a non-competition provision for a 12 month period after termination of employment included in his current Employment Contract (as defined in the Transition and Termination Agreement) and includes other standard provisions contained in agreements of this nature, including confidentiality, non-disparagement, cooperation, and an agreement related to future claims, with such qualifications and exceptions as set forth in the Transition and Termination Agreement.

The Transition and Termination Agreement described above expressly superseded the termination provisions of the Matthias Employment Agreement. Pursuant to the Matthias Employment Agreement, if his employment had been terminated by either party, the terminating party would have been required to give the other at least three months’ prior notice, which could have been waived in the other’s party’s discretion in accordance with Austrian law. In the event that Matthias’ employment has been terminated by us without cause, as such term is defined in his employment agreement, or if he had terminated his employment for cause, as such term is defined in his employment agreement, and if he executed a separation and release agreement, we would have been obligated to (i) pay him a cash severance payment equal to the sum of nine months of his then-current base salary, plus (ii) the amount of any accrued statutory claims.

Pursuant to the Matthias Employment Agreement, if his employment with us had been terminated by us without cause or by him for cause either three months before or during the 12-month period after a change in control, and if he executed a separation and release agreement, he would have been entitled to (i) a lump-sum cash severance payment equal to 15 months of his then-current base salary, (ii) acceleration of all unvested equity awards effective upon the earlier of (A) the date that employment was effectively terminated or (B) the day that he went on garden leave in lieu of notice, and (iii) the amount of any accrued statutory claims.

Estimated Payment and Benefits Upon Termination or Change in Control

The amount of compensation and benefits payable to each named executive officer (other than Matthias Dollentz-Scharer) who was employed on March 31, 2025 under our current employment agreements in various termination and change in control situations has been estimated in the table below. The table below does not include Matthias Dollentz-Scharer as a result of the executed Transition and Termination Agreement, as described earlier in this section.

Bernd Greifeneder is paid his base salary in Euros. The applicable U.S. dollar amounts in the table below for his cash severance payment is based on an exchange rate of EUR 1.00:USD 1.0818.

The value of the equity vesting acceleration was calculated for the table below based on the assumption that the Change in Control and the named executive officer’s employment termination occurred on March 31, 2025. The per share closing price of the company’s stock on the NYSE on March 31, 2025 was $47.15, which was used as the value of the company’s stock in the Change in Control. The value of PSU and RSU vesting acceleration was calculated by multiplying the number of unvested PSUs and RSUs subject to vesting acceleration as of March 31, 2025 by the per share closing price of the company’s stock as of March 31, 2025.

Fiscal 2025 STI awards provide for a pro-rated payment at target in the event of termination of employment due to death or disability. Fiscal 2025 RSUs provide that in the event of termination of employment due to death or disability, all unvested equity awards that are subject solely to time-based vesting (which include time-based RSUs and stock options) will vest with respect to a number of such unvested equity awards that would have vested during the 12-month period following the date of termination (unless otherwise provided in an applicable agreement). For Financial PSUs granted in fiscal 2025, in the event of termination due to death or disability, the number of earned Financial PSUs that will vest during the 12-month period following the date of termination will depend on whether such date occurs prior to or after the applicable certification date of performance for the Financial PSUs (unless otherwise provided in an applicable agreement). For rTSR PSUs granted in fiscal 2025, in the event of termination of employment due to death or disability, the award will remain outstanding and eligible to vest as of the next vesting date based on actual performance with respect to the performance period applicable to such vesting date.

A qualifying “double trigger” termination refers to involuntary termination by the company without cause or termination by the named executive officer for good reason within three months prior to, or 12 months following, a Change in Control. Also, if our outstanding equity awards are not assumed, continued or substituted by the acquirer in a Change in Control transaction, the acceleration of vesting described below would be effective as of the closing of the Change in Control transaction.

Name	Involuntary termination for Cause or voluntary resignation not in connection with a Change in Control	Involuntary termination without Cause or for Good Reason not in connection with a Change in Control	Death or Disability	Change in Control Alone	Qualifying “double trigger” involuntary termination without Cause or voluntary resignation for Good Reason within 3 months prior or 12 months following a Change in Control
Rick McConnell
Cash severance payment	—	$1,350,000	—	—	$1,350,000
Short-term incentive bonus	—	—	$675,000	—	—
Equity award acceleration	—	—	$8,436,125	—	$27,674,221
Healthcare and benefits	—	$32,083	—	—	$49,744
Total	—	$1,382,083	$9,111,125	—	$29,073,965

Jim Benson
Cash severance payment	—	$505,000	—	—	$757,500
Short-term incentive bonus	—	—	$378,750	—	—
Equity award acceleration	—	—	$6,015,538	—	$14,431,342
Healthcare and benefits	—	$18,481	—	—	$27,721
Total	—	$523,481	$6,394,288	—	$15,216,563

Dan Zugelder
Cash severance payment	—	$490,000	—	—	$735,000
Short-term incentive bonus	—	—	$490,000	—	—
Equity award acceleration	—	—	$3,912,036	—	$11,176,342
Healthcare and benefits	—	$32,083	—	—	$49,744
Total	—	$522,083	$4,402,036	—	$11,961,086

Bernd Greifeneder
Cash severance payment	—	$222,965	—	—	$445,931
Short-term incentive bonus	—	—	$312,152	—	—
Equity award acceleration	—	—	$2,317,470	—	$7,945,812
Healthcare and benefits	—	—	—	—	—
Total	—	$222,965	$2,629,622	—	$8,391,743

Pay Versus Performance

The Compensation Committee approves and administers our executive compensation program, which it designs to attract, incentivize, reward, and retain our executive officers. Our program aligns executive pay with shareholder interests and links pay to performance through a blend of short-term and long-term performance measures. In December 2021, our tenured Chief Executive Officer, John Van Siclen (“PEO 2”), retired and transitioned to providing consulting services until May 2022. Upon his departure as CEO, Rick McConnell (“PEO 1”) was appointed to fill the vacancy created by John Van Siclen’s retirement. We provide compensation actually paid for both Chief Executive Officers during the covered years in the following tables.

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the compensation actually paid to our named executive officers and certain aspects of our financial performance. For further information concerning our pay for performance philosophy and how executive compensation aligns with our performance, please refer to the “Compensation Discussion and Analysis” and "Executive Compensation" sections of this Proxy Statement.

Pay-Versus-Performance Table

Year	Summary Compensation Table Total for PEO 1(1)	Compensation Actually Paid to PEO 1(2)	Summary Compensation Table Total for PEO 2(1)	Compensation Actually Paid to PEO 2(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(4)	Value of Initial Fixed $100 Investment Based On:		Net Income(7) (in millions)	Company-Selected Measure: Revenue (in millions)
							Total Stockholder Return(5)	Peer Group Total Stockholder Return(6)
(a)	(b1)	(c1)	(b2)	(c2)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$19,380,348	$18,938,941	N/A	N/A	$5,788,479	$6,868,720	$198	$284	$484	$1,699
2024	$17,279,634	$17,971,992	N/A	N/A	$7,433,349	$8,056,184	$195	$270	$155	$1,431
2023	$14,563,163	$13,144,670	N/A	N/A	$5,281,405	$413,716	$177	$187	$108	$1,159
2022	$20,970,696	$16,561,640	$11,063,656	$12,634,504	$6,105,139	$6,838,009	$198	$198	$52	$929
2021	N/A	N/A	$8,448,615	$25,394,875	$3,648,473	$11,377,538	$202	$165	$76	$704

(1)     The dollar amounts reported in columns (b1) and (b2) represent the amount of total compensation reported for Rick McConnell (“PEO 1”) and John Van Siclen (“PEO 2”) (collectively, our “PEOs”) for each corresponding covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable fiscal year.

(2)    The Compensation Actually Paid to our PEOs reflects the following adjustments required by applicable SEC rules from total compensation reported in the Summary Compensation Table:

PEO 1			2022	2023	2024	2025
	Summary Compensation Table - Total Compensation	(a)	$20,970,696	$14,563,163	$17,279,634	$19,380,348
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$20,310,016	$13,234,082	$15,896,813	$18,000,733
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$15,900,960	$13,660,362	$16,498,724	$18,472,432
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$0	-$1,291,320	-$2,655,180	$120,569
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$0	$0	$0	$0
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$0	-$553,453	$2,745,626	-$1,033,675
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$0	$0	$0	$0
=	Compensation Actually Paid		$16,561,640	$13,144,670	$17,971,992	$18,938,941

PEO 2			2021	2022
	Summary Compensation Table - Total Compensation	(a)	$8,448,615	$11,063,656
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$7,120,723	$9,704,469
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$11,890,776	$9,777,960
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$8,827,594	-$376,473
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$0	$0
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$3,348,613	$1,873,829
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$0	$0
=	Compensation Actually Paid		$25,394,875	$12,634,504

For purposes of the adjustments to determine “Compensation Actually Paid”, we computed the fair value of equity awards in accordance with ASC 718 at the end of the relevant fiscal year, other than fair values of equity awards that vested within fiscal 2021, 2022, 2023, 2024 and 2025, as applicable, which are valued as of the applicable vesting date.
(3)     The dollar amounts reported in column (d) represent the average of the amounts of total compensation reported for our named executive officers (collectively, our “NEOs”) as a group (excluding our PEOs) for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable fiscal year. The names of each NEO included for purposes of calculating the average amounts of total compensation in each covered fiscal year are as follows:

Fiscal Year
2025	2024	2023	2022	2021
•Jim Benson •Dan Zugelder •Bernd Greifeneder •Matthias Dollentz-Scharer	•Jim Benson •Dan Zugelder •Bernd Greifeneder •Matthias Dollentz-Scharer	•Jim Benson •Steve Pace •Bernd Greifeneder •Matthias Dollentz-Scharer •Kevin Burns	•Steve Pace •Bernd Greifeneder •Kevin Burns	•Steve Pace •Bernd Greifeneder •Kevin Burns
(4)     The Compensation Actually Paid to our NEOs (excluding PEOs) on average reflects the following adjustments required by applicable SEC rules from total compensation reported in the Summary Compensation Table:

NEO Average			2021	2022	2023	2024	2025
	Summary Compensation Table - Total Compensation	(a)	$3,648,473	$6,105,139	$5,281,405	$7,433,349	$5,788,479
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$2,870,577	$5,293,512	$4,646,882	$6,601,718	$4,936,603
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$4,793,003	$5,341,140	$2,295,706	$5,770,907	$5,065,960
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$4,209,747	-$163,575	-$249,155	$216,797	$63,175
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$0	$0	$0	$521,540	$0
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$1,596,892	$848,817	-$746,053	$715,309	$887,709
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$0	$0	$1,521,305	$0	$0
=	Compensation Actually Paid		$11,377,538	$6,838,009	$413,716	$8,056,184	$6,868,720
For purposes of the adjustments to determine “Compensation Actually Paid”, we computed the fair value of equity awards in accordance with ASC 718 at the end of the relevant fiscal year, other than fair values of equity awards that vested within fiscal 2021, 2022, 2023, 2024 and 2025, as applicable, which are valued as of the applicable vesting date.
(5)     Total Stockholder Return is calculated by assuming that a $100 investment was made on the close of trading on March 31, 2020. Our company did not pay any dividends during fiscal years 2021, 2022, 2023, 2024, and 2025.
(6)     The peer group used is the S&P 500 Information Technology index, as used in the performance graph shown in our annual report on Form 10-K for the fiscal year ended March 31, 2025. Total Stockholder Return is calculated by assuming that a $100 investment was made on the close of trading on March 31, 2020 and reinvesting all dividends until the last day of each reported fiscal year.
(7)     The dollar amounts reported represent the amount of net income reflected in our audited financial statements for each covered fiscal year.
Financial Performance Measures
The financial performance measures listed below were the sole financial performance measures used to determine the compensation actually paid to our named executive officers in fiscal 2025:

Annual Recurring Revenue ("ARR")
Revenue
Non-GAAP Operating Income or ("NGOI")

Compensation Actually Paid and Company TSR and Peer Group TSR

The following chart illustrates the relationship between our Compensation Actually Paid and TSR.

Compensation Actually Paid vs TSR
Compensation Actually Paid ($M)
Value of Initial $100 Investmentv(TSR)
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
$300
$280
$260
$240
$220
$200
$180
$160
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
$25.39
$11.38
$202
$165
$0
$12.63
$16.56
$198
$198
$6.84
$13.14
$187
$177
$0
$0.41
$17.97
$270
$195
$8.06
$0
$18.94
$284
$198
$6.87
$0
PEO CAP ($M) - John Van Siclen
PEO CAP ($M) - Rick McConnell
Avg NEO CAP ($M)
DT TSR
S&P 500 Information Technology (Sector) TSR

Compensation Actually Paid and Net Income

The following chart illustrates the relationship between our Compensation Actually Paid and Net Income.

Compensation Actually Paid and Revenue

The following chart illustrates the relationship between our Compensation Actually Paid and Revenue.

CEO Pay Ratio

Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. Our ongoing commitment to pay equity is critical to our success in supporting a global workforce with opportunities for all employees to grow, develop, and contribute.

We are required by applicable SEC rules to disclose information about the CEO Pay Ratio, or the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee.

Methodology

We identified our median employee, the employee with compensation at the median of annual total compensation of all of our employees excluding our CEO, based on the following:
•To identify our median employee, we considered the individuals employed by us on March 31, 2025, or our Determination Date, whether employed on a full-time, part-time, or temporary basis. We did not include any contractors or other non-employee workers in our employee population. On March 31, 2025, our global population of full-time, part-time, and temporary employees (including our CEO) consisted of 5,209 employees.
•To identify our median employee, we used a consistently applied compensation measure consisting of the annual base salary on March 31, 2025, the target incentive cash compensation for fiscal 2025 (including corporate bonus plan and commission plans under our sales and services incentive plans), and the grant date fair value for equity awards granted during fiscal 2025. We selected these compensation elements because they represent our principal broad-based compensation elements. We did not perform adjustments to the base salaries of part-time employees to calculate what they would have been paid on a full-time basis and did not make any cost-of-living adjustments. We converted all local currencies to U.S. dollars based on the applicable exchange rates in effect on March 31, 2025, similar to how we converted foreign currency amounts into U.S. dollars in the Summary Compensation Table.
Using this methodology, we determined that the median employee (excluding our CEO) was a full-time salaried employee working as a sales development representative in the United States who was not awarded equity during fiscal 2025.

CEO Pay Ratio

Once our median employee was identified, we calculated the median employee’s annual total compensation in accordance with the requirements of the Summary Compensation Table.

The annual total compensation of the median employee (excluding our CEO) was $146,453 for fiscal 2025. Our CEO’s annual total compensation as reported in the Summary Compensation Table was $19,380,348 for fiscal 2025. Based on this information, the CEO Pay Ratio was approximately 132:1 for fiscal 2025.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices, operate in different countries and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. We are a global company with approximately 68% of our employees located outside the United States as of March 31, 2025. As a result, our employee population is different than other companies. Neither the Compensation Committee nor management of the company used the CEO Pay Ratio measure in making compensation decisions.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our equity compensation plans as of March 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (2)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (4)
Equity compensation plans approved by stockholders(1)	12,095,374	22.07	75,022,555
Equity compensation plans not approved by stockholders	-	-	-
Total	12,095,374	22.07	75,022,555

(1)These plans consist of our 2019 Equity Incentive Plan, as amended, and the 2019 Employee Stock Purchase Plan (“ESPP”).
(2)This number includes 2,071,507 shares of our common stock subject to outstanding options and 10,023,867 shares of our common stock subject to outstanding RSU and PSU awards granted under our 2019 Equity Incentive Plan.

(3)The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options to purchase shares of our common stock. It does not reflect the shares of our common stock that will be issued upon the vesting of outstanding awards of RSUs and PSUs, which have no exercise price.

(4)This number includes 56,719,444 shares of our common stock available for issuance under our 2019 Equity Incentive Plan, and 18,303,111 shares reserved for issuance under our ESPP. The number of shares available for issuance under the 2019 Equity Incentive Plan automatically increases each April 1 by (i) 4% of the outstanding number of shares of our common stock on the immediately preceding March 31; or (ii) such lesser number of shares as determined by our Board or Compensation Committee. The number of shares available for issuance under the ESPP automatically increases each April 1 by (i) 1% of the outstanding number of shares of our common stock on the immediately preceding March 31; (ii) 3,500,000 shares of Common Stock; or (iii) such number of shares as determined by our Board or Compensation Committee. The 2019 Equity Incentive Plan expires in 2029 and the last day for the automatic increase provision under the ESPP is also in 2029.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the director and executive compensation arrangements, including employment, termination of employment and change in control arrangements, the following is a description of each transaction since April 1, 2024 and each currently proposed transaction in which:

•We have been or are to be a participant;
•The amount involved exceeded or is expected to exceed $120,000; and
•Any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
During part of our fiscal 2025, the Thoma Bravo Funds and their affiliates beneficially owned more than 5% of our common stock. On November 4, 2024, the Thoma Bravo Funds filed a Schedule 13G amendment with the SEC indicating that they no longer beneficially owned any of our common stock.

Limitation of Liability and Indemnification of Directors and Officers

Our Charter contains provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors and officers are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•Any breach of their duty of loyalty to our company or our stockholders;
•Any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•Any transaction from which they derived an improper personal benefit.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of our directors or officers will be further limited to the greatest extent permitted by the DGCL.

In addition, our bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or executive officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in our Charter and bylaws and in indemnification agreements that we have entered into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board.

The underwriting agreement relating to our IPO and the underwriting agreement relating to that offering provide for indemnification by the underwriters of us and our officers and directors for certain liabilities arising under the Securities Act or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Related Person Transaction Policy

Our company has a written policy providing that our Audit Committee will review the material facts of all “related person transactions” prior to our company entering into the transaction if the amount involved exceeds $120,000 or the transaction is otherwise material to our company or the related person. A "related person transaction" is a transaction in which our company is a participant and a related person has a direct or indirect material interest. For purposes of this policy, a "related person" is a director of our company, an executive officer of our company, a director nominee, any securityholder known to our company to beneficially own more than 5% of any class of our voting securities, and any immediate family members of any such persons. In reviewing any related person transaction, our Audit Committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable to our company than terms generally available with an unaffiliated third party under the same or similar circumstances; (ii) whether the related person transaction is otherwise consistent with the interests of our company and our stockholders; and (iii) the extent of the related person’s interest in the transaction.

The policy identifies certain categories of transactions that are deemed to be pre-approved by the Audit Committee and includes procedures for the Audit Committee to approve and ratify related person transactions. The policy also provides that any conflicted director will provide all material information concerning the transaction to the Audit Committee and then will recuse themselves from any discussion or vote of the Audit Committee on the applicable transaction.

Related Person Transactions

The following related person transactions since the start of our fiscal 2025 (on April 1, 2024) involved an amount that exceeded $120,000 and a related person that had or will have a direct or indirect material interest. These transactions were either reviewed by the Audit Committee or were deemed to be pre-approved under the related person transaction policy. The two commercial transactions discussed below were entered into at arms-length on market terms and conditions and the employment arrangement discussed below was determined in accordance with Dynatrace compensation practices and policies for comparable employees in the organization.

Our company provided software and services valued at approximately $1,722,000 to Hyland Software. Certain investment funds advised by Thoma Bravo have invested in Hyland Software.

Our company provided software and services valued at approximately $1,091,000 to Qlik Technologies. One of our directors, Mike Capone, is CEO and a director of Qlik Technologies. Certain investment funds advised by Thoma Bravo have also invested in Qlik Technologies.

Sok-Kheng Taing, a co-founder of our company and the spouse of Bernd Greifeneder, our Chief Technology Officer, is a Dynatrace employee. As of June 27, 2025, Sok-Kheng’s total compensation, based on her current base salary, short-term incentive bonus target, and the grant date fair value of a time-based RSU award granted to her in June 2025 (which vests over three years) was approximately $211,102.

Director and Named Executive Officer Compensation

Please see the "Corporate Governance - Director Compensation" and "Executive Compensation" sections of this Proxy Statement for information regarding the compensation of our directors and named executive officers.

Former Registration Rights

The following arrangement with the Thoma Bravo Funds and certain other holders of our capital stock was in effect during part of our fiscal 2025 and terminated once the Thoma Bravo Funds ceased to beneficially own shares of our common stock.

On July 30, 2019, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Thoma Bravo Funds and certain other holders of our capital stock. Pursuant to the Registration Rights Agreement, we agreed to pay all registration expenses (other than underwriting discounts and commissions and subject to certain limitations set forth therein) of the holders of the shares registered pursuant to the registrations described below. The registration rights were subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in an underwritten offering and our right to delay or withdraw a registration statement under certain circumstances.

Pursuant to the Registration Rights Agreement, the holders of a majority of the outstanding Investor Registrable Securities (as defined therein) (the “Majority Holders”) were entitled to request an unlimited number of Long-Form Registrations (as defined therein) and an unlimited number of Short-Form Registrations (as defined therein). Additionally, for so long as a Shelf Registration Statement (as defined therein) was and remained effective, the Majority Holders had the right at any or from time to time to elect to sell their respective Shelf Registrable Securities (as defined therein) pursuant to a Shelf Offering (as defined therein), and the Majority Holders could request to engage in an Underwritten Block Trade (as defined therein) off of a Shelf Registration Statement. The other parties to the Registration Rights Agreement could include their Registrable Securities in a Long-Form Registration, Short-Form Registration or Shelf Offering. With the consent of the Majority Holders, the other parties to the Registration Rights Agreement could include their Registrable Securities in an Underwritten Block Trade.

If at any time we proposed to register the offer and sale of shares of our common stock under the Securities Act (other than in a registration on Form S-4, Form S-8 or any successor form, or a registration of securities solely relating to an offering and sale to our employees, directors or consultants pursuant to any employee equity plan or other employee benefit plan arrangement, or a registration of non-convertible debt securities) then we had an obligation to notify the holders of Registrable Securities of such proposal to allow them to include a specified number of their shares of our common stock in such registration, subject to certain marketing and other limitations.

+5% Stockholders

From time to time, in the ordinary course of business, Vanguard (as defined below), or its affiliates, may, as a customer of our company, pay us for software or services. Fees for such software and services are the result of arm’s-length negotiations, are unrelated to the entity’s common stock ownership and comprise an insignificant amount of the total revenues of either Vanguard or our company. As a result, we do not believe Vanguard has any direct or indirect material interest in such transactions.

During part of our fiscal 2025, FMR LLC, an affiliate of Fidelity ("FMR"), beneficially owned more than 5% of our common stock based solely on a Schedule 13G/A filed with the SEC on February 9, 2024. FMR subsequently disclosed in a Schedule 13G/A filed with the SEC on November 12, 2024 that it no longer beneficially owned more than 5% of our common stock. During this time, a Fidelity affiliate of FMR was the third party administrator for our 401(k) plan, deferred compensation plan, and our U.S. health savings account program and received fees from our company for providing such services. Fees for such services were the result of arm’s-length negotiations, were unrelated to the entity’s common stock ownership and comprised an insignificant amount of the total revenues of either FMR or our company. As a result, we do not believe FMR had any direct or indirect material interest in such transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of June 27, 2025 by:

•each of our named executive officers;
•each of our directors;
•all of our executive officers and directors as a group; and
•each person, or group of affiliated persons, who is known by us to be the beneficial owner of more than 5% of our common stock.
The column entitled “Shares of Common Stock Beneficially Owned” is based on a total of 301,756,527 shares of our common stock outstanding as of June 27, 2025.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Options to purchase shares of our common stock that are exercisable, and shares of our common stock that may be acquired upon the vesting of RSUs or PSUs, in each case, within 60 days of June 27, 2025, are deemed to be beneficially owned by the persons holding these options, RSUs or PSUs, as applicable, for the purpose of calculating the percentage ownership of that person, but are not treated as outstanding for the purpose of calculating any other person’s ownership percentage. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, the address of each named beneficial owner is c/o Dynatrace, Inc., 280 Congress Street, 11th Floor, Boston, Massachusetts 02210.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned
	Number	Percent
Named Executive Officers and Directors:
Rick McConnell(1)	173,682	*
Jim Benson(2)	73,942	*
Dan Zugelder(3)	17,242	*
Bernd Greifeneder(4)	1,255,385	*
Matthias Dollentz-Scharer(5)	37,918	*
Lisa Campbell	—	*
Michael Capone(6)	46,471	*
Amol Kulkarni(7)	7,613	*
Stephen Lifshatz(8)	36,471	*
Steve Rowland(9)	20,871	*
Jill Ward(10)	40,611	*
Kirsten Wolberg(11)	23,871	*
All executive officers and directors as a group (12 persons)	1,734,077	*
5% Stockholders:
BlackRock, Inc.(12)	35,514,326	11.8%
The Vanguard Group(13)	30,161,184	10.0%
T. Rowe Price Associates, Inc.(14)	17,807,502	5.9%

*     Represents beneficial ownership of less than 1% of the outstanding shares of common stock.
(1)Consists of 167,907 shares of common stock and 5,275 shares that may be acquired upon the vesting of RSUs within 60 days of June 27, 2025, held directly by Rick McConnell. This amount also includes 500 shares of common stock held by the Anne Marie McConnell Trust, for which Rick McConnell's spouse, Anne Marie McConnell, is the sole trustee. Rick McConnell disclaims beneficial ownership of the shares held by the trust, except to the extent of any pecuniary interest therein.

(2)Consists of 73,942 shares of common stock held directly by Jim Benson.
(3)Consists of 17,242 shares of common stock held directly by Dan Zugelder.
(4)Consists of 905,088 shares of common stock and 349,400 shares issuable upon exercise of stock options that may be acquired within 60 days of June 27, 2025, held directly by Bernd Greifeneder. This amount also includes 897 shares of common stock held directly by Bernd Greifeneder's spouse.
(5)Consists of 37,262 shares of common stock and 656 shares that may be acquired upon the vesting of RSUs within 60 days of June 27, 2025, held directly by Matthias Dollentz-Scharer.
(6)Consists of 42,490 shares of common stock and 3,981 shares that may be acquired upon the vesting of RSUs within 60 days of June 27, 2025, held directly by Michael Capone.
(7)Consists of 3,632 shares of common stock and 3,981 shares that may be acquired upon the vesting of RSUs within 60 days of June 27, 2025, held directly by Amol Kulkarni.
(8)Consists of 32,490 shares of common stock and 3,981 shares that may be acquired upon the vesting of RSUs within 60 days of June 27, 2025, held directly by Stephen Lifshatz.
(9)Consists of 16,459 shares of common stock and 4,412 shares that may be acquired upon the vesting of RSUs within 60 days of June 27, 2025, held directly by Steve Rowland.
(10)Consists of 36,630 shares of common stock and 3,981 shares that may be acquired upon the vesting of RSUs within 60 days of June 27, 2025, held directly by Jill Ward.
(11)Consists of 19,890 shares of common stock and 3,981 shares that may be acquired upon the vesting of RSUs within 60 days of June 27, 2025, held directly by Kirsten Wolberg.
(12)This information is as of December 31, 2024 and is based solely on a Schedule 13G/A filed by BlackRock, Inc. ("BlackRock") with the SEC on February 5, 2025. BlackRock reported that it has sole voting power over 33,715,426 shares, sole dispositive power over 35,514,326 shares, and aggregate beneficial ownership of 35,514,326 shares. The mailing address of BlackRock is 50 Hudson Yards, New York, New York 10001.
(13)This information is as of December 31, 2024 and is based solely on a Schedule 13G/A filed by The Vanguard Group ("Vanguard") with the SEC on January 8, 2025. Vanguard reported that it has shared voting power over 188,449 shares, sole dispositive power over 29,718,502 shares, shared dispositive power over 442,682 shares, and aggregate beneficial ownership of 30,161,184 shares. The mailing address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(14)This information is as of December 31, 2024 and is based solely on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“T. Rowe”) with the SEC on February 14, 2025. T. Rowe reported that it has sole voting power over 16,974,038 shares, sole dispositive power over 17,805,992 shares, and aggregate beneficial ownership of 17,807,502 shares. The mailing address of T. Rowe is 100 E. Pratt Street, Baltimore, Maryland 21202.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for fiscal 2025, all required reports were filed on a timely basis under Section 16(a), except that (i) one Form 4 for each of Rick McConnell, Jim Benson, Dan Zugelder, Bernd Greifeneder, Matthias Dollentz-Scharer, and Dan Yates to report the earning of PSUs (prior to their vesting) were filed late on June 7, 2024 due to an administrative oversight; and (ii) a Form 4 for Dan Yates to report the net settlement of shares withheld in connection with the vesting of RSUs was filed late on October 21, 2024 due to an administrative oversight.

ADDITIONAL INFORMATION
Householding

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders sharing an address unless we have received contrary instructions from one or more of such stockholders. We will promptly deliver a separate copy of either document to you upon written or oral request to Dynatrace, Inc., 280 Congress Street, 11th Floor, Boston, Massachusetts 02210, Attention: Secretary, telephone: (781) 530-1000. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Stockholder Proposals

Requirements for stockholder proposals to be brought before the Annual Meeting

Our bylaws provide that for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders, a stockholder must (i) have given timely written notice to Dynatrace, Inc., 280 Congress Street, 11th Floor, Boston, Massachusetts 02210, Attention: Secretary; (ii) have provided any updates or supplements to such notice at the times and in the forms required by our bylaws; and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the solicitation statement required by our bylaws. For notice to be timely, a stockholder’s written notice shall be received by the Secretary at the principal executive officers of the company not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the date of the preceding year’s annual meeting. We also encourage you, but such submission will not be considered notice, to also submit any such nominations or other proposals by e-mail to corporatesecretary@dynatrace.com.

Our bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no such annual meeting were held in the preceding year, notice by the stockholder to be timely must be delivered by the Secretary of the company not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any proposal must include all information required by our bylaws.

The advance notice requirements under our bylaws for the 2026 Annual Meeting of Stockholders are as follows: a stockholder’s notice shall be timely if delivered to our Secretary at the address set forth above not earlier than April 22, 2026 and not later than the close of business on May 22, 2026. However, if the date of our 2026 Annual Meeting of Stockholders occurs more than 30 days before or 60 days after August 20, 2026, the anniversary of the 2025 Annual Meeting, a stockholder notice will be timely if it is received at the address set forth above by the later of the close of business on (1) the 90th day prior to such annual meeting; or (2) the 10th day following the day on which public disclosure of the date of the meeting is made.

In addition, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.

Requirements for stockholder proposals to be considered for inclusion

In addition to the requirements stated above, any stockholder who wishes to submit a proposal intended to be included in the proxy statement for the 2026 Annual Meeting of Stockholders must comply with Rule 14a-8 under the Exchange Act. For such proposals to be included in our proxy materials relating to the 2026 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than March 10, 2026. Rule 14a-8 proposals must be delivered by mail to Dynatrace, Inc., 280 Congress Street, 11th Floor, Boston, Massachusetts 02210, Attention: Secretary. We also encourage you to submit any such proposals, but such submission will not be considered notice, by e-mail to corporatesecretary@dynatrace.com.

The requirements for providing advance notice of business or nominations as summarized above are qualified in their entirety by our bylaws, Rule 14a-19 (as applicable) and, in the case of stockholder proposals submitted for inclusion in our proxy statement, Rule 14a-8, which we recommend that you read in order to comply with the applicable requirements. Failure to timely deliver the requisite notice or satisfy the requirements in our bylaws, Rule 14a-19 or Rule 14a-8, as applicable, may result in a proposal or nomination not being presented at our annual meeting of stockholders. You may contact our Secretary at our principal executive offices for a copy of our current bylaws, including the relevant provisions regarding the requirements for making stockholder proposals and nominating director candidates, or you may refer to the copy of our bylaws most recently filed with the SEC and available at www.sec.gov.

Stockholder Recommendations

Stockholders may submit recommendations for director candidates in writing to Dynatrace, Inc., 280 Congress Street, 11th Floor, Boston, Massachusetts 02210, Attention: Secretary, who will forward any such recommendations to the Nominating and Corporate Governance Committee. We also encourage you to submit any such recommendations by e-mail to corporatesecretary@dynatrace.com. Stockholder recommendations for director candidates must include (i) the name and address of record of the stockholder and how many shares of the company the stockholder owns beneficially or of record; and (ii) the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the recommended director candidate. In selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates properly recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our Board.

Other Matters

Our Board does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this Proxy Statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

APPENDIX A
RECONCILIATION OF NON-GAAP MEASURES

(U.S. dollars in thousands)	Year Ended March 31, 2025
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$320,192	$(36,924)	$(2,447)	$(13,262)	$—	$267,559
Gross profit	1,378,491	36,924	2,447	13,262	—	1,431,124
Gross margin	81%					84%
Research and development	384,572	(100,866)	(7,121)	—	(3)	276,582
Sales and marketing	605,599	(77,336)	(4,186)	—	(158)	523,919
General and administrative	195,347	(56,577)	(1,690)	—	3	137,083
Amortization of other intangibles	13,540	—	—	(13,540)	—	—
Operating income	$179,433	$271,703	$15,444	$26,802	$158	$493,540
Operating margin	11%					29%

(U.S. dollars in thousands)	Year Ended March 31, 2025
Free Cash Flow:
Net cash provided by operating activities	$459,419
Purchase of property and equipment	(26,106)
Capitalized software additions	(2,696)
Free Cash Flow	$430,617

Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. We consider these non-GAAP financial measures to be important because they provide useful indicators of its performance and liquidity measures. These measures are used to establish certain performance-based targets related to the compensation of our executives. Non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies.

dynatrace

DYNATRACE, INC.
280 CONGRESS STREET, 11TH FLOOR
BOSTON, MA 02210

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 19, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DT2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 19, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes submitted through the mail must be received prior to the start of the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V75925-P35215 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

DYNATRACE, INC.

The Board of Directors recommends you vote FOR each of the nominees listed in the following proposal:

1. Election of Class III Directors.

Nominees:	**For**	**Against**	**Abstain**
1a. Lisa Campbell	☐	☐	☐
1b. Amol Kulkarni	☐	☐	☐
1c. Steve Rowland	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals.

	For	**Against**	**Abstain**
2. Ratify the appointment of Ernst & Young LLP as Dynatrace's independent registered public accounting firm for the fiscal year ending March 31, 2026.	☐	☐	☐
3. Non-binding advisory vote on the compensation of Dynatrace's named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held Online on August 20, 2025:
The Notice, Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

V75926-P35215

DYNATRACE, INC.
2025 Annual Meeting of Stockholders
August 20, 2025 1:00 PM Eastern Time
This proxy is solicited by the Board of Directors

The stockholder hereby appoints Rick McConnell, James Benson and Nicole Fitzpatrick, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Dynatrace, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held virtually at 1:00 PM Eastern Time on August 20, 2025, at www.virtualshareholdermeeting.com/DT2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of our Board of Directors for proposals 1 through 3, and in the discretion of the proxy holder for any other matter(s) as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

The undersigned revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is executed.

Continued and to be signed on reverse side